                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                               TA MERGERCO, INC.,

                          PHYSICIANS' SPECIALTY CORP.,

                              TA/ADVENT VIII, L.P.,

                        TA/ATLANTIC AND PACIFIC IV, L.P.,

                                TA INVESTORS LLC

                                       AND

                             TA EXECUTIVES FUND LLC










                            Dated as of June 14, 1999





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






                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I


         THE MERGER...............................................................................................2
         1.1        The Merger....................................................................................2
         1.2        Effective Time................................................................................2
         1.3        Stock Purchase................................................................................3
         1.4        Closing.......................................................................................3
         1.5        Directors and Officers........................................................................3

ARTICLE II

         EFFECT OF THE MERGER ON THE CAPITAL STOCK
         OF THE CONSTITUENT CORPORATIONS..........................................................................3
         2.1        Effect on Capital Stock.......................................................................3
         2.2        Conversion of Securities......................................................................4
         2.3        Company Stock Options and Related Matters.....................................................4
         2.4        Employee Stock Purchase Plan..................................................................4

ARTICLE III

         PAYMENT FOR SHARES; DISSENTING SHARES....................................................................5
         3.1        Payment for Shares of Old Common..............................................................5
         3.2        Dissenting Shares.............................................................................6

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF
         MERGERCO AND THE GUARANTOR...............................................................................7
         4.1        Representations and Warranties of MergerCo....................................................7
         4.2        Representations and Warranties of the Guarantors..............................................8

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................9
         5.1        Existence; Good Standing; Authority; Compliance With Law......................................9
         5.2        Authorization, Validity and Effect of Agreements.............................................10
         5.3        Capitalization...............................................................................11
         5.4        Subsidiaries.................................................................................12
         5.5        Other Interests..............................................................................12
         5.6        No Violation; Consents.......................................................................12
         5.7        SEC Documents................................................................................13
         5.8        Investigations:  Litigation..................................................................13
         5.9        Absence of Certain Changes...................................................................14
         5.10       Taxes........................................................................................14
         5.11       Books and Records............................................................................15
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                                       (i)

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


                                                                                                               Page

         5.12       Properties...................................................................................15
         5.13       Intellectual Property........................................................................16
         5.14       Environmental Matters........................................................................16
         5.15       Employee Benefit Plans.......................................................................17
         5.16       Labor Matters................................................................................19
         5.17       No Brokers...................................................................................20
         5.18       Opinion of Financial Advisor.................................................................20
         5.19       Year 2000....................................................................................20
         5.20       Insurance....................................................................................20
         5.21       Contracts and Commitments....................................................................21
         5.22       Vote Required................................................................................21
         5.23       Related Party Transactions...................................................................21
         5.24       Absence of Undisclosed Liabilities...........................................................21
         5.25       Customers and Suppliers......................................................................22
         5.26       Change of Control Provisions.................................................................22
         5.27       Healthcare Compliance........................................................................22
         5.28       Healthcare Billings..........................................................................23
         5.29       Conduct......................................................................................23
         5.30       Certain Relationships........................................................................24
         5.31       Practices....................................................................................24
         5.32       Physician and Practice Qualification.........................................................25
         5.33       Managed Care Contracts.......................................................................25
         5.34       Disclosure...................................................................................25
         5.35       Definition of the Company's Knowledge........................................................25

ARTICLE VI

         CONDUCT OF BUSINESS PENDING THE MERGER..................................................................25
         6.1        Conduct of Business by the Company...........................................................25

ARTICLE VII

         ADDITIONAL AGREEMENTS...................................................................................27
         7.1        Stockholders Meeting.........................................................................27
         7.2        Other Filings................................................................................29
         7.3        Additional Agreements........................................................................30
         7.4        Fees and Expenses............................................................................30
         7.5        No Solicitations.............................................................................30
         7.6        Officers' and Directors' Indemnification.....................................................32
         7.7        Access to Information; Confidentiality.......................................................33
         7.8        Financial and Other Statements...............................................................34
         7.9        Public Announcements.........................................................................34
         7.10       Intentionally Omitted........................................................................34
         7.11       Recapitalization Accounting Treatment........................................................34
         7.12       Delisting....................................................................................35
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                                      (ii)

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


                                                                                                               Page

         7.13       Notification of Certain Matters..............................................................35
         7.14       Transferor's Certificate of Non-foreign Status...............................................35
         7.15       Covenants of MergerCo and the Guarantors.....................................................35
         7.16       Acquisition Agreements.......................................................................36

ARTICLE VIII

         CONDITIONS TO THE MERGER................................................................................36
         8.1        Conditions to the Obligations of Each Party to Effect the Merger.............................36
         8.2        Conditions to Obligations of MergerCo and the Guarantors.....................................36
         8.3        Conditions to Obligations of the Company.....................................................38

ARTICLE IX

         TERMINATION, AMENDMENT AND WAIVER.......................................................................39
         9.1        Termination..................................................................................39
         9.2        Effect of Termination........................................................................40

ARTICLE X

         GENERAL PROVISIONS......................................................................................41
         10.1       Notices......................................................................................41
         10.2       Interpretation...............................................................................43
         10.3       Non-Survival of Representations, Warranties, Covenants and Agreements .......................43
         10.4       Miscellaneous................................................................................43
         10.5       Assignment...................................................................................44
         10.6       Severability.................................................................................44
         10.7       Choice of Law/Consent to Jurisdiction........................................................44
         10.8       No Agreement Until Executed..................................................................44
         10.9       Extension; Waiver............................................................................45
         10.10      The Guarantors...............................................................................45
         10.11      Amendment....................................................................................46
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                                      (iii)

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                                    EXHIBITS
                                    --------



Exhibit 1.1         Surviving Corporation Certificate of Incorporation and Bylaws
Exhibit 8.2(k)      Employment Agreements



                                      (iv)

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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 14, 1999, by and among TA MergerCo, Inc., a Delaware corporation ("MergerCo"), TA/Advent VIII L.P., TA/Atlantic and Pacific IV L.P., TA Executives Fund LLC and TA Investors LLC (each, a "Guarantor," and together, the "Guarantors"), and Physicians' Specialty Corp., a Delaware corporation (the "Company").


                                    RECITALS

         WHEREAS, the respective Boards of Directors of MergerCo and the Company have approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of common stock, par value $.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will be entitled, subject to the terms and conditions hereof, to the right to receive cash;

         WHEREAS, the Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that (A) the Merger Consideration to be paid for each share of Company Common Stock in the Merger is fair to the stockholders of the Company (other than the Voting Agreement Stockholders), and (B) the Merger is otherwise advisable, fair and in the best interests of the Company and its stockholders, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated or required by this Agreement, including the Merger (collectively, the "Transactions"), and to recommend approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

         WHEREAS, as a condition to the willingness of MergerCo to enter into this Agreement, certain stockholders of the Company (the "Voting Agreement Stockholders") have entered into a Voting Agreement (the "Voting Agreement") and a Roll-over Agreement (the "Roll-over Agreement"), each dated as of the date hereof, with MergerCo. Pursuant to the Voting Agreement each Voting Agreement Stockholder has agreed, among other things, to vote his shares of Company Common Stock in favor of the approval of the Transactions and the approval of any other matter relating to consummation of the Transactions, upon the terms and subject to the conditions set forth in the Voting Agreement. Pursuant to the Roll-over Agreement each Voting Agreement Stockholder has agreed to receive stock in the Surviving Corporation (as hereinafter defined) in exchange for his shares of Company Common Stock;

         WHEREAS, contemporaneously with the execution of this Agreement, the Guarantors and the Voting Agreement Stockholders have entered into a Stock Purchase Agreement, dated as of the date hereof, with the Guarantors (the "Stock Purchase Agreement") pursuant to which the Guarantors shall purchase from the Voting Agreement Stockholders, and the Voting Agreement Stockholders shall sell to the Guarantors immediately prior to the Effective Time, an aggregate of 1,873,919 shares of Company Common Stock (the "Voting Agreement Stockholder Shares"), and as consideration therefor, the Guarantors shall pay to the Voting Agreement Stockholders an aggregate of $19,676,149.50 (the "Stock Purchase"), upon the terms and subject to the conditions set forth in the Stock Purchase Agreement;

         WHEREAS, the Guarantors, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, and also to prescribe various conditions to the Transactions; and

         WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Guarantors, MergerCo and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The certificate of incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time shall be amended and restated in its entirety substantially as set forth in Exhibit 1.1 attached hereto and thereafter shall be the Certificate of Incorporation of the Surviving Corporation until further amended as provided by law and such Certificate of Incorporation. The bylaws of the Company (the "Bylaws"), as in effect immediately prior to the Effective Time shall be amended and restated in their entirety substantially as set forth in Exhibit 1.1 attached hereto and thereafter shall be the Bylaws of the Surviving Corporation until further amended as provided by law, by such Certificate of Incorporation and by such Bylaws. The Merger shall have the effects specified in the DGCL.

         1.2 Effective Time. As promptly as practicable after all of the conditions set forth in Article VIII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective as of the time of filing of the Certificate of Merger (the "Effective Time").

         1.3 Stock Purchase. At the Closing and prior to the Effective Time, the Guarantors and the Voting Agreement Stockholders shall consummate the Stock Purchase, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement.

         1.4 Closing. The closing of the Merger (the "Closing") shall take place at such time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109, unless another date or place is agreed to by the parties hereto.

         1.5 Directors and Officers. The directors and officers of MergerCo immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS


         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of MergerCo:

                  (a) Capital Stock of MergerCo. Each share of the common stock of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation. Each share of Convertible Participating Preferred Stock and Redeemable Preferred Stock of MergerCo ("Convertible Participating Preferred Stock" and "Redeemable Preferred Stock," respectively) issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Convertible Participating Preferred Stock and one share of Redeemable Preferred Stock, respectively, of the Surviving Corporation with all of the rights and privileges set forth in the certificate of incorporation of Surviving Corporation in accordance with Section 1.1 hereof.

                  (b) Cancellation of Treasury Stock and MergerCo-Owned Stock. Each share of Company Common Stock, and all other shares of capital stock of the Company, that are owned by the Company or any Subsidiary of the Company (as defined in Section 10.2) (a "Company Subsidiary") and all shares of Company Common Stock and other shares of capital stock of the Company owned by MergerCo shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

         2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MergerCo, the Company or the holders of any of the shares thereof:

                  (a) Subject to the other provisions of this Section 2.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock owned by the Company or any of the Company Subsidiaries or by MergerCo and Recapitalization Shares (as hereinafter defined) and Dissenting Shares (as defined in Section 3.2)) (the "Old Common") shall be converted into the right to receive Ten Dollars and Fifty Cents ($10.50) per share, net to the seller in cash, payable to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender and exchange of the Certificate (as defined in Section 3.1) representing such share of Old Common.

                  (b) All such shares of Old Common, when converted as provided in Section 2.2(a), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing shares of Old Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Old Common except as otherwise provided herein or by law and upon the surrender of Certificates in accordance with the provisions of Section 3.1, shall only represent the right to receive for their shares of Old Common, the Merger Consideration, without any interest thereon.

                  (c) Each share of Company Common Stock identified on Schedule 2.2(c) (a "Recapitalization Share") shall be converted into one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

         2.3 Company Stock Options and Related Matters. The Company shall cause the holders of at least 81.6% of the outstanding options to purchase Company Common Stock ("Options") as of the date hereof to execute a Stock Option Exercise and Termination Agreement in the form attached hereto as Exhibit 2.3. The Company shall use its reasonable best efforts to cause any holder of Options other than those holders described in the preceding sentence to execute such Stock Option Exercise and Termination Agreement. The Company shall take all actions necessary to ensure that no Options are granted after the date of this Agreement other than as set forth on Exhibit 2.3.

         2.4 Employee Stock Purchase Plan. The Company has taken appropriate action to provide that (i) the current offering period under the Company's 1997 Employee Stock Purchase Plan, as amended (the "Stock Purchase Plan"), shall be terminated as of June 30, 1999, (ii) each participant in the Stock Purchase Plan on the date hereof shall be deemed to have exercised his or her Purchase Right (as defined in the Stock Purchase Plan) on such date and shall acquire from the Company (A) such number of whole shares of Company Common Stock as his or her accumulated payroll deductions on such date will purchase at the Offering Exercise Price (as defined in the Stock Purchase Plan) (treating the last business day prior to June 30, 1999 as the "Purchase Date" for all purposes of the Stock Purchase Plan) and (B) cash in the amount of any remaining balance in such participant's account, and (iii) the Stock Purchase Plan shall be terminated effective as of June 30, 1999.

                                   ARTICLE III

                      PAYMENT FOR SHARES; DISSENTING SHARES

         3.1      Payment for Shares of Old Common.

                  (a) Prior to the Effective Time, MergerCo shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, MergerCo shall deposit, or MergerCo shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent in an account (the "Exchange Fund") the aggregate Merger Consideration to which holders of shares of Old Common shall be entitled at the Effective Time pursuant to Section 2.2(a).

                  (b) Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each record holder of certificates (the "Certificates") that immediately prior to the Effective Time represented shares of Old Common a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent.

                  (c) In effecting the payment of the Merger Consideration with respect to shares of Old Common represented by Certificates entitled to payment of the Merger Consideration pursuant to Section 2.2(a) (the "Cashed Shares"), upon the surrender of each such Certificate, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment such Certificate shall forthwith be canceled.

                  (d) From and after the Effective Time until surrendered in accordance with paragraph (c) above, each Certificate representing shares of Old Common shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Old Common surrendered therefor is registered, it shall be a condition to such right to receive such Merger Consideration that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Old Common shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (e) No dividends or other distributions with respect to shares of Old Common with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby.

                  (f) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Old Common may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon.

                  (g) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Old Common are presented to the Surviving Corporation or the Exchange Agent, they shall be surrendered and canceled in return for the payment of the Merger Consideration relating thereto, as provided in this Article III.

                  (h) None of MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

                  (i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the provision of reasonable and customary indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person pursuant to this Agreement.

                  (j) The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Old Common such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Old Common with respect to which such deduction and withholding was made by the Surviving Corporation.

         3.2 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 3.1 of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Company Common Stock.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                           MERGERCO AND THE GUARANTORS

         4.1 Representations and Warranties of MergerCo. MergerCo hereby represents and warrants to the Company as follows:

                  (a) Organization. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of MergerCo (a "MergerCo Material Adverse Effect").

                  (b) Authorization; Validity of Agreement; Necessary Action. MergerCo has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of MergerCo (the "MergerCo Board") and by stockholders of MergerCo, and no other corporate action on the part of MergerCo is necessary to authorize the execution and delivery by MergerCo of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by MergerCo and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of MergerCo enforceable against MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (c) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HSR Act (as hereinafter defined), state securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by MergerCo, the consummation by MergerCo of the Transactions or compliance by MergerCo with any of the provisions hereof will
(i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of MergerCo, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as hereinafter defined), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MergerCo is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MergerCo or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect. For purposes of this Agreement, "Governmental Entity" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

                  (d) Takeover Laws. MergerCo was not, immediately prior to the execution of this Agreement, an "interested stockholder" within the meaning of
Section 203 of the DGCL.

                  (e) Formation of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and as of the Effective Time, except for
(i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, MergerCo has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         4.2 Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Company severally as to itself as follows:

                  (a) Organization. Such Guarantor is an entity duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite corporate, partnership or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of such Guarantor (a "Guarantor Material Adverse Effect").

                  (b) Authorization; Validity of Agreement; Necessary Action. Such Guarantor has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by such Guarantor of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of such Guarantor and no other action on the part of such Guarantor is necessary to authorize the execution and delivery by such Guarantor of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by such Guarantor and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                  (c) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act (as hereinafter defined), state securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by such Guarantor, the consummation by such Guarantor of the Transactions or compliance by such Guarantor with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Guarantor, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Guarantor is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Guarantor Material Adverse Effect.

                  (d) Required Financing. The Guarantors and/or MergerCo have financing commitments in place which, together with the equity contributions to be made by the Guarantors in accordance with Section 7.15 hereof, will provide sufficient funds to consummate the Transactions (collectively, the "Transaction Costs"), including, without limitation, to (i) pay, with respect to all shares of Old Common in the Merger, the Merger Consideration pursuant to Section 2.2(a), (ii) refinance the outstanding indebtedness of the Company as set forth in Exhibit 8.2(e) hereof and (iii) pay any fees and expenses in connection with the Transactions or the financing thereof. The Guarantors have provided to the Company true, complete and correct copies of all financing commitment letters (the "Commitment Letters"), including any exhibits, schedules or amendments thereto.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to MergerCo, which shall refer to the relevant Sections of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to MergerCo as follows:

         5.1      Existence; Good Standing; Authority; Compliance With Law.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, an event shall be deemed to have a "Company Material Adverse Effect" if such event would reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                  (b) Each of the Company Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations required to be obtained by them and have taken all actions required to be taken by them by applicable law or governmental regulations in connection with their businesses as now conducted by them, except where the failure to obtain such licenses, permits and other authorizations or to take such actions would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (d) Copies of the Certificate of Incorporation and Bylaws and the other charter documents, bylaws, organizational documents and partnership, and limited liability company agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries have been provided or made available to MergerCo and are true and correct in all material respects.

         5.2 Authorization, Validity and Effect of Agreements. Each of the Company and the Company Subsidiaries, as applicable, has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Company Board has approved this Agreement and the Transactions. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part under the DGCL to render the provisions of
Section 203 of the DGCL and all other applicable takeover statutes of the State of Delaware inapplicable to this Agreement and the Transactions. Subject only to the approval of this Agreement by the holders of the Company Common Stock, the execution by the Company of this Agreement and consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, subject to approval by holders of the Company's Common Stock, and assuming due and valid authorization, execution and delivery thereof by MergerCo, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         5.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"). As of the date of this Agreement, (i) 9,143,677 shares of Company Common Stock were issued and outstanding, (ii) 2,000,000, 275,000 and 200,000 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"), the 1996 Health Care Professional Stock Option Plan (the "HCP Plan," and, together with the 1996 Plan, the "Stock Option Plans") and the Stock Purchase Plan, respectively, subject to adjustment on the terms set forth in the applicable Stock Option Plans, (iii) 1,421,440 and 103,500 Options were outstanding under the 1996 Plan and the HCP Plan, respectively, (iv) no shares of Preferred Stock were issued and outstanding and (v) 28,348 shares of Company Common Stock and no shares of Preferred Stock were held in the treasury of the Company. As of the date of this Agreement, except as set forth on Section 5.3 of the Company Disclosure Schedule, the Company had no shares of Company Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on
Section 5.3 of the Company Disclosure Schedule, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except for the Options, each of which were issued pursuant to the 1996 Plan or the HCP Plan except as set forth on Section 5.3 of the Company Disclosure Schedule, there are not at the date of this Agreement, except as set forth on
Section 5.3 of the Company Disclosure Schedule, any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company. Section 5.3 of the Company Disclosure Schedule sets forth a full list of Options, including the name of the person to whom such Options have been granted, the number of shares subject to each Option, the per share exercise price for each Option and the vesting schedule for each Option. Except as set forth in Section 5.3 of the Company Disclosure Schedule and as provided in the Stock Option Plans, the vesting schedule of all Options shall not be changed or affected by the execution of this Agreement or consummation of the Transactions. Other than the Voting Agreement, the Roll-Over Agreement, the Stock Purchase Agreement and that certain Stock Option Exercise and Termination Agreement among the Company and certain Stockholders and other than awards made pursuant to any of the Stock Option Plans, except as set forth on Section 5.3 of the Company Disclosure Schedule, there are no agreements or binding understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or binding understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Other than awards made pursuant to any of the Stock Option Plans, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary. Except as set forth in Section 5.3 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the Company Common Stock.

         5.4 Subsidiaries. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries. Each of the outstanding shares of capital stock of each of the Company Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.4 of the Company Disclosure Schedule, each of the outstanding shares of capital stock or other equity interest of each of the Company Subsidiaries is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each Company Subsidiary as of the date of this Agreement is set forth in Section 5.4 of the Company Disclosure Schedule: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock, share capital or other equity interest, to the extent applicable; and (iii) the name of each stockholder or equity interest holder and the number of issued and outstanding shares of capital stock, share capital or other equity interest held by it.

         5.5 Other Interests. Except as set forth in Section 5.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities).

         5.6 No Violation; Consents. Neither the execution and delivery by the Company of this Agreement nor consummation by the Company of the Transactions in accordance with the terms hereof, will conflict with or result in a breach of any provisions of the Certificate of Incorporation, Bylaws, or the organizational documents of the Company or any Company Subsidiary. Except as set forth in Section 5.6 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (x) any note, bond, mortgage, indenture, deed of trust or (y) any license, permit, contract, agreement or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound, except as would not (A) prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or (B) individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Other than the filings provided for in Article II of this Agreement, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Exchange Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and consummation of the Transactions do not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except as would not (A) prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.7 SEC Documents. The Company has filed all required forms, reports and documents with the SEC since March 26, 1997 (collectively, the "Company SEC Reports"), required to be filed by it in accordance with the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to
Section 13 or 15(d) of the Exchange Act.

         5.8      Investigations:  Litigation.

                  (a) Other than reviews pursuant to the HSR Act, there are no pending or, to the knowledge of the Company, threatened, investigations, reviews or inquiries by any Governmental Entity with respect to the Company (an "Investigation"), nor has the Company or any Company

Subsidiary received written notice from any Governmental Entity of such Governmental Entity's intention to conduct an Investigation.

                  (b) Except as disclosed in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, instrumentality (including, without limitation any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement) whether federal, state, local or foreign, or before any arbitrator, and (ii) there are no outstanding domestic or foreign judgments, settlements, decrees or orders against the Company enjoining it in respect of, or the effect of which is to prohibit or modify, any business practice or the acquisition of any property or the conduct of business in any area. Neither the Company nor any of the Company Subsidiaries is, or for the past three years has been, in violation of, any federal, state, local or foreign laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, arbitration board or tribunal to which the Company or any Company Subsidiary or any of their respective assets or properties is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect. Since June 1, 1998, neither the Company nor any Company Subsidiary has received any written claim or notice that it is or was in violation of any federal, state, local or foreign material laws, statutes, rules, regulations or orders promulgated or judgments entered by any Governmental Entity, arbitration board or tribunal.

         5.9 Absence of Certain Changes. Except as set forth in Section 5.9 of the Company Disclosure Schedule and except as disclosed in the Company SEC Reports filed after December 31, 1998, since December 31, 1998, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (i) any event or events that have taken place that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) any action taken by the Company that would require the consent of MergerCo under Section 6.1 if taken after the execution of this Agreement.

         5.10     Taxes.

                  (a) Except as set forth in Section 5.10 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has filed all Tax Returns (as hereinafter defined) which the Company was required to file (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns are true and accurate in all material respects and has paid all Taxes (as hereinafter defined) required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 5.10 of the Company Disclosure Schedule, the most recent audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 reflect an adequate reserve for all material Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP applied on a consistent basis (excluding from such reserve any amounts attributable to timing differences between book and tax income). No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, or agreement for an exemption with any Governmental Entity. Neither the Company nor any of the Company Subsidiaries has made any payment, or is obligated to make any payment under any agreement entered into on or before the Effective Time, that would be non-deductible under Code Section 280G.

                  (b) For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, payroll, withholding, estimated minimum, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with any interest, penalties or additions to tax with respect thereto and shall include any taxes, interest, penalties or additions to tax of another person to the extent that the Company or any Company Subsidiary is liable to pay them (i) under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a successor or transferee, or (iii) pursuant to a contract entered into prior to the Effective Time.

                  (c) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes including any amendments thereof.

         5.11 Books and Records. The books of account and other financial records of the Company and each of the Company Subsidiaries are accurately reflected in all material respects in the financial statements included in the Company SEC Reports.

         5.12     Properties.

                  (a) All of the real estate properties owned or leased by the Company or any of the Company Subsidiaries are set forth in Section 5.12 of the Company Disclosure Schedule. Except as set forth in Section 5.12 of the Company Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable title to each of the owned real properties identified in Section 5.12 of the Company Disclosure Schedule (the "Company Properties"), free and clear of liens which secure the payment of money, mortgages or deeds of trust, monetary charges which are liens, security interests or other encumbrances on title which secure the payment of money (collectively, "Encumbrances"), other than Encumbrances which secure indebtedness which is properly reflected in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "10-K"), and the Company Properties are not subject to any easements, rights of way, covenants, conditions, restrictions or other written agreements, laws, ordinances and regulations materially and adversely affecting the current use or occupancy of any of the Company Properties by the Company (collectively, "Property Restrictions"), other than Property Restrictions of record or Property Restrictions which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (b) The Company and the Company Subsidiaries own or lease all machinery, equipment and other tangible personal property and assets necessary for the conduct of their business as presently conducted, except where the absence of such ownership or leasehold interest would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries own good title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Company's balance sheet at December 31, 1998 as reflected in the 10-K (the "Balance Sheet") or acquired after December 31, 1998, except for

(A) assets which have been disposed of to nonaffiliated third parties since December 31, 1998 in the ordinary course of business or (B) Encumbrances reflected in the Balance Sheet.

         5.13 Intellectual Property. The Company or a Company Subsidiary is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company and the Company Subsidiaries as currently conducted, taken as a whole, including, without limitation, trade names, unregistered trademarks and service marks, brand names, software, patents and copyrights, except where the failure to own or be a licensee for such intangible property would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no claims pending or, to the Company's knowledge, threatened, that the Company or any Company Subsidiary is in violation of any such intellectual property right of any third party which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and, to the Company's knowledge, no third party is in violation of any intellectual property rights of the Company or any Company Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.14 Environmental Matters. The Company and the Company Subsidiaries have complied with and are in compliance with all Environmental Laws (as hereinafter defined) except where failure to so comply or be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances and orders and all common law that purport to regulate pollution, discharge or the release or threatened releases of hazardous substances, wastes or other materials into the environment, or impose liabilities or standards of conduct relating to the foregoing. As used in this Agreement, "Hazardous Materials" means any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act and, to the extent not included in the foregoing, any medical waste, petroleum products, oil or fractions thereof, pollutants or contaminants or any other materials or substances covered by Environmental Laws. There is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary under any Environmental Law. Neither the Company nor any Company Subsidiary has received any written notice since July 21, 1996 that it, any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company has violated or is alleged to have violated an Environmental Law or is liable or potentially liable under any Environmental Law for response costs or natural resource damages, as those terms are defined under the Environmental Laws, at any location, and neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, their respective predecessors has treated, stored, transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location included on the National Priorities List, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, or any location known to the Company to be proposed for inclusion on that list or at any location on any analogous state list or at any other location in a manner which has resulted or would result in any material liability under any Environmental Law. To the knowledge of the Company there has been no release on the real property currently or formerly owned or leased by the Company or any Company Subsidiary, or on the real property owned or leased by any predecessor entity of Hazardous Materials that has or would result in an order to perform a response action or in any other material liability under the Environmental Laws and to the Company's knowledge, there is no hazardous waste treatment, storage or disposal facility, underground storage tank, landfill, surface impoundment (other than for control of storm water), underground injection well (other than for permitted disposal of sanitary wastes), friable asbestos or PCB's, as those terms are defined under the Environmental Laws, located at any of the real property owned or leased by the Company or any Company Subsidiary or, to the knowledge of the Company, any legal predecessor entity of the Company or at any facilities utilized by the Company or the Company Subsidiaries. To the knowledge of the Company, no lien has been imposed by any governmental authority on the real property owned or leased by the Company or any Company Subsidiary, or on any facility, machinery or equipment owned, operated, leased or used by the Company or any Company Subsidiary, in connection with the presence of any Hazardous Material.

         5.15     Employee Benefit Plans.

                  (a) Section 5.15 of the Company Disclosure Schedule sets forth a list of each Company Benefit Plan (as hereinafter defined) that is maintained by the Company or an Affiliate (as hereinafter defined) on the date hereof.

                  (b) Each Company Benefit Plan: (i) in which employees of the Company or any Company Subsidiary actively participate and (ii) which is intended to qualify under Section 401(a) of the Code, was adopted in 1998.

                  (c) Except as set forth in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Affiliate knows of any failure of any party to comply with any laws applicable with respect to the Company Benefit Plans. Except as set forth in Section 5.15 of the Company Disclosure Schedule, (i) each Company Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and the terms of any applicable collective bargaining agreement and in compliance with all applicable laws and regulations, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code; and (ii) all contributions to, payments to be made from, or premiums owing with respect to any Company Benefit Plan for all periods ending on or prior to the Closing Date have been paid or accrued in accordance with GAAP and are reflected in the most recent consolidated balance sheet of the Company. Neither the Company nor any Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA, or Code Section 4975, for which an exemption is not available, and there has been no failure to comply with any provision of ERISA, other applicable law, or any agreement, which, in either case, would subject the Company or any Affiliate to liability (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other material loss or expense which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is, to the Company's knowledge, pending or threatened with respect to any such Company Benefit Plan.

                  (d) Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full as of the date of this Agreement. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any employee pension benefit plan ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section
302. With respect to any Company Benefit Plan maintained by the Company or any

Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the Transactions) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan (as hereinafter defined), and the Company has not incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA Sections 44205 and 4203) from any Multiemployer Plan, no such liability has been asserted, and there are no events or circumstances which could result in the assertion of any such liability.

                  (e) Except as set forth in Section 5.15 of the Company Disclosure Schedule, the Company has complied with the health care coverage continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Code
Section 4980B ("COBRA"), and the Company has no obligation under any Company Benefit Plan or otherwise to provide life or health insurance benefits to current or future terminated or retired employees of the Company, except as specifically provided by COBRA.

                  (f) With respect to each Company Benefit Plan, complete and correct copies of the following documents (if applicable to such Company Benefit
Plan) have previously been delivered or made available to MergerCo: (i) all documents embodying or governing such Company Benefit Plan, and any funding medium for such Company Benefit Plan, trust agreement or insurance contract, as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Code Section 401(a), and any applications for determination or approval subsequently filed with the IRS; (iii) if applicable, the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the current summary plan description for such Company Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees) and all modifications thereto; and (v) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Company Benefit Plan.

                  (g) For purposes of this Section:

                      (i) "Company Benefit Plan" means (A) all employee
                  benefit plans within the meaning of ERISA Section 3(3) maintained by the Company or any Affiliate, including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in
                  (A) above maintained by the Company or any Affiliate, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors maintained by the Company or any Affiliate. In the case of a Company Benefit Plan funded through a trust, or any other insurance contract, each reference to such Company Benefit Plan shall include a reference to such trust, organization or insurance contract;

                           (ii) An entity "maintains" a Company Benefit Plan if such entity contributes to or provides benefits under or through such Company Benefit Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Company Benefit Plan, or if such Company Benefit Plan provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                           (iii) An entity is an "Affiliate" of the Company for
                  purposes of this Section 5.15 if it would have ever been considered a single employer with the Company under ERISA
                  Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and

                           (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements as defined in ERISA
                  Section 3(37).

                  (h) Except as set forth in Section 5.15 of the Company Disclosure Schedule, neither the Company nor any Affiliate contributes to, maintains or sponsors or has any liability with respect to any employee benefit plan, agreement or arrangement applicable to its employees who reside outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance in all material respects with all laws applicable thereto and with the respective requirements of such Foreign Plan's governing documents.

         5.16 Labor Matters. Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. To the knowledge of the Company there is no unfair labor practice or labor arbitration proceeding pending or threatened against the Company or any of the Company Subsidiaries relating to their business, except for any such proceeding which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving (i) employees of the Company or any of the Company Subsidiaries or (ii) "Physician Shareholders" or "Practice Employees" at any "Practice," as such terms are defined in each management services agreement or similar agreement to which the Company or any Company Subsidiary is a party (each, a "Management Services Agreement").

         5.17 No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Premier HealthCare ("Premier") and The Robinson-Humphrey Company LLC ("Robinson-Humphrey") as its financial advisors in connection with the Transactions. Other than the foregoing arrangements, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions. The Company has furnished to MergerCo complete and correct copies of all agreements between the Company and Premier and Robinson-Humphrey, respectively, pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

         5.18 Opinion of Financial Advisor. The Company has received the opinion of Robinson-Humphrey to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of the Company Common Stock other than the Voting Agreement Stockholders.

         5.19 Year 2000. (a) (i) The Company and each Company Subsidiary have
(x) undertaken an inventory, review and assessment of all areas within their respective business and operations to address the "Year 2000 Problem" (i.e., the risk that applications used by the Company and the Company Subsidiaries and the physician practices managed by the Company and the Company Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after January 1, 2000), (y) developed a plan and time line for becoming Year 2000 Compliant on a timely basis, and (z) to date, implemented that plan in accordance with their respective timetables in all material respects;

                           (ii) The Company's Year 2000 Problem program with respect to the Company, each of the Company Subsidiaries and each physician practice managed by the Company or any Company Subsidiary includes feasible contingency plans to ensure uninterrupted and unimpaired business operation, including liquidity needs, in the event of its failure to be Year 2000 Compliant; and

                           (iii) The Company reasonably believes that the Year 2000 Problem will not have a Company Material Adverse Effect.

                  (b) For purposes of this Section, "Year 2000 Compliant" means, with respect to the operations of the Company, the Company Subsidiaries or any physician practice managed by the Company or a Company Subsidiary, that all computer-controlled processes, electronic communications interfaces, software, hardware, machinery, equipment, programs, and tools operate for all date-sensitive functions before, on or after January 1, 2000 consistently, predictably, accurately and unambiguously, without interruption or manual intervention.

         5.20 Insurance. Section 5.20 of the Company Disclosure Schedule contains a true and complete list and description of insurance policies (including information on the premiums payable in connection therewith, the scope and amount of the coverage and deductibles provided thereunder) maintained by the Company and the Company Subsidiaries. Each insurance policy to which the Company or any of the Company Subsidiaries is a party is in full force and effect and will not require any consent as a result of the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) neither the Company nor any of the Company Subsidiaries is in material breach or default (including with respect to the payment of premiums or the giving of notices) under any insurance policy to which it is a party, and (ii) no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default by the Company or any of the

Company Subsidiaries or would permit termination, modification or acceleration under such policies, and neither the Company nor any Company Subsidiary has received any notice from the insurer disclaiming coverage or reserving rights with respect to any material claim or any such policy in general, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.21 Contracts and Commitments. The Company has filed with the Securities and Exchange Commission (the "SEC") as exhibits to the Company SEC Reports all contracts required to be so filed by the federal securities laws (collectively, the "Material Contracts"). Neither the Company nor any of the Company Subsidiaries is in breach, nor has the Company or any Company Subsidiary received in writing any claim that it has breached, any of the terms or conditions of any Material Contract in such a manner as would permit any other party to cancel or terminate the same prior to its stated term or would permit any other party to collect material damages from the Company under any such Material Contract. The Company is not a party to any "poison pill," shareholder rights plan, rights agreement or similar agreement, instrument, plan or arrangement.

         5.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of any class of capital stock of the Company required by the DGCL, the Certificate of Incorporation or the By-Laws of the Company to adopt this Agreement and approve the Transactions.

         5.23     Related Party Transactions. Except as set forth in Section
5.23 of the Company Disclosure Schedule, set forth in the Company SEC Reports is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with any person who is an officer, director or affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate.

         5.24     Absence of Undisclosed Liabilities. Except as set forth in
Section 5.24 of the Company Disclosure Schedule, and except as and to the extent reflected or reserved against in the Balance Sheet contained in the 10-K, neither the Company nor any Company Subsidiary has or is subject to any liability or obligation of any nature required to be reflected in a balance sheet prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise, other than liabilities or obligations arising in the ordinary course since the date of the Balance Sheet (none of which is a liability resulting from any breach of contract, breach of warranty, violation of law, tort, infringement, claim or lawsuit). Neither the Company nor any Company Subsidiary has at any time made any payments for political contributions or made any bribes or other illegal payments of cash or other consideration, including, without limitation, payments to customers or employees of customers for purposes of doing business with such customers.

         5.25 Customers and Suppliers. Section 5.25 of the Company Disclosure Schedule sets forth any patient or referral source which accounted for more than five percent (5%) of the net revenues of the Company and the Company Subsidiaries on a consolidated basis for the twelve months ended December 31, 1998 (collectively, the "Customers"). Section 5.25 of the Company Disclosure Schedule also lists all of the suppliers of the Company and each of the Company Subsidiaries to whom, during the fiscal year ended December 31, 1998, the Company or any of the Company Subsidiaries made payments aggregating $100,000 or more (collectively, the "Suppliers").

Since December 31, 1998, no Customer or Supplier has canceled, materially modified (other than as set forth in the Company SEC Reports), or otherwise terminated its relationship with the Company or any of the Company Subsidiaries, or has during the last twelve months decreased materially its services, supplies or materials to the Company or any of the Company Subsidiaries or its usage or purchase of the services or products of the Company or any of the Company Subsidiaries.

         5.26     Change of Control Provisions. Except as set forth in Section
5.26 of the Company Disclosure Schedule, and after giving effect to the Employment and Non-competition Agreements set forth in Exhibit 8.2(k) attached hereto, there are no employment, consulting, severance or indemnification arrangements or agreements or understandings between the Company and any directors, officers or other employees of the Company, or employee benefit plans, programs or arrangements of the Company which contain any provision that would become operative as the result of the Merger or any other transactions contemplated by this Agreement.

         5.27 Healthcare Compliance. Except as set forth in Section 5.27 of the Company Disclosure Schedule, (i) the Company and each of the Company Subsidiaries has all Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they participate, all of which Approvals are in full force and effect. Except as set forth on Section
5.27 of the Company Disclosure Schedule, to the knowledge of the Company, no condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any Approval. To the Company's knowledge, each Practice, Physician Shareholder and Practice Employee, has all Approvals required for participation in Medicare, Medicaid, and other similar government or private programs in which they participate, all of which Approvals, to the knowledge of the Company, are in full force and effect. To the Company's knowledge, no condition exists or event has occurred which will or could reasonably be expected to result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Approval, and, to the knowledge of the Company, (i) neither the Company, nor any Company Subsidiary nor any Practice is in violation of any material covenant under any Management Services Agreement, managed care contract or similar agreement to which the Company, any Company Subsidiary or any Practice is a party, and (ii) no condition exists or event has occurred which will or could reasonably be expected to result in such a violation. For purposes of this Agreement, "Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Entities and all other entities maintaining or administering private programs, to the extent applicable to the Company.

         5.28 Healthcare Billings. To the knowledge of the Company, all billings by each Practice, Physician Shareholder and Practice Employee to Medicare, Medicaid, and other similar government or private programs have been made substantially in accordance with Applicable Law (including, without limitation, in accordance with all applicable regulations and published policies and procedures and in the case of billings effective on or after January 1, 1989 in accordance with the provisions of the Omnibus Budget Reconciliation Act of
1987) and all rules applicable to any such private programs, except as set forth in Section 5.28 of the Company Disclosure Schedule. To the knowledge of the Company, there has been no intentional or material overbilling or overcollecting from any such program, other than as created by routine adjustments and disallowances made in the ordinary course of business by such programs with respect to the billings. Neither the Company, nor any of the Company Subsidiaries nor any Practice is the subject of (i) to the knowledge of the Company, any audit by any third party payor or (ii) any recoupment claim by any third party payor other than routine adjustments and disallowances. "Applicable Law" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         5.29 Conduct. (a) Neither the Company nor any of the Company Subsidiaries has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part of Medicare, Medicaid or any other similar government or private program; and

         (b) To the knowledge of the Company, no Practice, Physician Shareholder or Practice Employee has engaged in any activities which are prohibited under 42 U.S.C. ss.1320a-7b, or the regulations promulgated thereunder, including, without limitation, the following: (A) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or any other similar government or private program.

         5.30 Certain Relationships. To the knowledge of the Company, neither the Company nor any Company Subsidiary has unlawfully: (i) offered, paid, solicited or received anything of value, paid directly or indirectly any remuneration to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to: (1) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise; (2) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; (3) payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;
(ii) offered, paid, solicited or received any remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to: (1) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to the Company or any Company Subsidiary; or (2) discounts, rebates, or other reductions in price on good or service received by the Company or any Company Subsidiary; (iii) offered, paid, solicited or received any remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item; (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to the Company or any Company Subsidiary; (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for the Company or any Company Subsidiary; or (vi) entered into any agreement providing for (1) the referral of any patient for the provision of goods or services by the Company or any Company Subsidiary or (2) payments by the Company or any Company Subsidiary as a result of any referrals of patients.

         5.31 Practices. Except as set forth in Section 5.31 of the Company Disclosure Schedule, to the knowledge of the Company there is no disagreement, dispute or controversy between or among the Practices, Physician Shareholders, Practice Employees, the Company and/or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         5.32 Physician and Practice Qualification. To the knowledge of the Company, each physician practicing at any Practice, and each Practice, has all requisite licenses, credentials and qualifications under all applicable laws and regulations to conduct all activities presently conducted by such physician at such Practice, or by such Practice. To the knowledge of the Company, no physician practicing at any Practice nor any Practice is currently subject to any suspension or revocation of any license, credential or qualification, and no proceeding or action that could result in such suspension or revocation is pending or threatened.

         5.33 Managed Care Contracts. All provisions of managed care contracts or similar agreements to which the Company or any Company Subsidiary is a party relating to the adjustment of the capitated fees to be paid to the Company or any Company Subsidiary thereunder are in full force and effect and have not been amended since December 31, 1998.

         5.34 Disclosure. The representations, warranties and statements made by the Company in this Agreement and in the certificates delivered pursuant hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state any material fact necessary to make such representations, warranties and statements, in light of the circumstances under which they are made, not misleading.

         5.35 Definition of the Company's Knowledge. As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the knowledge those individuals identified in Section 5.35 of the Company Disclosure Schedule.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

         6.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or to the extent MergerCo shall otherwise consent in writing, the Company shall, and shall cause each of the Company Subsidiaries to, carry on their respective businesses in the ordinary course, consistent with past practice, and use their reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, licensors and others having business dealings with them and continue existing contracts as in effect on the date hereof. Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement or as contemplated by the Transactions or to the extent that MergerCo shall otherwise consent in writing):

                  (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Subsidiary to the Company), (ii) split, combine or reclassify any of its capital stock (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock from holders of Options in full or partial payment of the exercise price payable by such holders upon exercise of Options outstanding on the date of this Agreement, or (iv) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), other than: (A) the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms or (B) the issuance by a wholly owned Company Subsidiary of its capital stock to its parent;

                  (b) (i) Except as set forth in Section 6.1(b) of the Company Disclosure Schedule, acquire any assets outside of the ordinary course of business, or (ii) sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company except as set forth in Section 6.1(b) of the Company Disclosure Schedule.

                  (c) (i) except as set forth in Section 6.1(c) of the Company Disclosure Schedule, or pursuant to credit facilities in existence on the date hereof in accordance with the current terms of such facilities, (A) create, incur or assume any long-term debt (including, without limitation, obligations in respect of capital leases) or (B) create, incur, assume, maintain or permit to exist any short-term debt; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for endorsement of checks and instruments for deposit of collections in the ordinary course of business consistent with past practice; or (iii) make any loans, advances or capital contributions to, or investments in, any other person other than in the ordinary course of business and consistent with past practice.

                  (d) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) in connection with the Transactions;

                  (e) change any of the accounting principles or practices used by it (except as required by the SEC, laws or generally accepted accounting principles, in which case written notice shall be provided to MergerCo prior to any such change);

                  (f) except as required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries on the one hand and one or more of their directors or officers who has a base compensation in excess of $100,000 on the other hand,
(iii) increase in any manner the compensation or fringe benefits of any director or executive officer or pay to any such director or executive officer any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof, or (iv) except in the ordinary course of business, consistent with past practice, increase in any manner the compensation or fringe benefits of any employee not described in the preceding clause (iii) or pay to any such employee any benefit not required by any Company Benefit Plan or arrangement as in effect as of the date hereof;

                  (g) adopt any amendments to the Certificate of Incorporation or Bylaws except as expressly provided by the terms of this Agreement;

                  (h) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (i) settle or compromise any litigation to which the Company or any Company Subsidiary is a party (whether or not commenced prior to the date of this Agreement) in an amount in excess of $250,000;

                  (j) make capital expenditures (i) in excess of $100,000 individually which is not identified in the capital budget set forth in Section
6.1 of the Company Disclosure Schedule or (ii) in the aggregate in excess of 115% of the Total Budgeted Capital Expenditures set forth in Section 6.1(j) of the Company Disclosure Schedule, except substantially in accordance with such Schedule;

                  (k) without the prior written consent of MergerCo, which shall not be unreasonably withheld, make or change any Tax election, file a consent under Code Section 341(f) regarding collapsible corporations, or settle or compromise any material liability for Taxes of the Company or any of the Company Subsidiaries except to the extent that negotiations for such settlement or compromise are in process at the time of the execution of this Agreement;

                  (l) waive or release or amend its rights under any confidentiality or standstill agreement or any other similar agreement to which it is a party; or

                  (m) enter into an agreement to take any of the foregoing actions.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1      Stockholders Meeting.

                  (a) Unless (i) the Company has received an Acquisition Proposal (as hereinafter defined) that was unsolicited and did not otherwise result from a breach of Section 7.5(a) herein and (ii) the Company Board determines that such Acquisition Proposal is reasonably likely to lead to a Superior Acquisition Proposal (as hereinafter defined), then the Company, acting through the Company Board, shall, in accordance with applicable law:

                           (A) duly call, give notice of, convene and hold a
                  special meeting of its stockholders (the "Special Meeting") as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement and the Transactions;

                           (B) together with MergerCo prepare and file with the
                  SEC a preliminary proxy statement relating to this Agreement and the Transactions, and use its reasonable efforts to (A) obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "Proxy Statement") and, after consultation with MergerCo, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause the Proxy Statement to be mailed to its stockholders, and (B) obtain the necessary approval of this Agreement and the Transactions by its stockholders; and

                           (C) include in the Proxy Statement the recommendation
                  of the Company Board that stockholders of the Company vote in favor of the approval of this Agreement and the Transactions.

                  (b) MergerCo and the Guarantors shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. The Company shall give the Guarantors and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give the Guarantors and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, on the one hand, and MergerCo, on the other hand, agree promptly to correct any information provided by either of them for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all necessary steps to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, as to the extent required by applicable federal securities laws. The Company shall notify MergerCo of the receipt of any comments of the SEC with respect to the preliminary proxy statement.

                  (c) As soon as practicable following the date of this Agreement, the Company, the Guarantors and MergerCo shall together prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"). The Company, the Guarantors and MergerCo shall use all reasonable best efforts to have the Schedule 13E-3 cleared by the SEC as soon as practicable following such filing. Each of the Company, the Guarantors and MergerCo shall furnish all information about itself, its business and operations and its owners and all financial information to MergerCo as may be reasonably necessary in connection with the preparation of the Schedule 13E-3. Each of the Company, the Guarantors and MergerCo agrees promptly to correct any information provided by it for use in the Schedule 13E-3 if and to the extent that such information shall have become false or misleading in any material respect. Each of the Company, the Guarantors and MergerCo shall notify the other of the receipt of any comments of the SEC with respect to the Schedule 13E-3. Each of the Company, the Guarantors and MergerCo shall give the other and its counsel the opportunity to review Schedule 13E-3 prior to its being filed with the SEC and shall give the other and its counsel the opportunity to review all amendments and supplements to the Schedule 13E-3 and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.

                  (d) None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Schedule 13E-3 or (iii) the Other Filings (as hereinafter defined) will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement and the Schedule 13E-3, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3, insofar as they relate to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company makes no representation, warranty or covenant with respect to information concerning MergerCo or the Guarantors or their affiliates included in the Proxy Statement or the Schedule 13E-3 or information supplied by MergerCo or the Guarantors or their affiliates for inclusion in the Proxy Statement or the Schedule 13E-3.

                  (e) None of the information supplied by MergerCo or the Guarantors or their affiliates specifically for inclusion or incorporation by reference in (i) the Proxy Statement, (ii) the Schedule 13E-3 or (iii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement and the Schedule 13E-3, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3, insofar as they relate to MergerCo or the Guarantors or their affiliates or other information supplied by MergerCo or the Guarantors or their affiliates for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

MergerCo and the Guarantors make no representations, warranty or covenant with respect to information concerning the Company included in the Proxy Statement of the Schedule 13E-3 or information supplied by the Company for inclusion in the Proxy Statement of the Schedule 13E-3.

         7.2 Other Filings. As promptly as practicable, the Company and MergerCo each shall properly prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). Each of the Company and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company and MergerCo each shall use its respective reasonable best efforts to obtain and furnish the information required to be included in any of the Other Filings. MergerCo hereby covenants and agrees to use its commercially reasonable best efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of the Federal Trade Commission (the "FTC") or any other Governmental Entity for the Transactions.

         7.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, and to effect all necessary registrations and Other Filings, including, but not limited to, filings under the HSR Act, if any, and submissions of information requested by governmental authorities and to execute and deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. The Company will use its reasonable best efforts to ensure that the conditions set forth in Sections 8.1 and 8.3 hereof are satisfied, insofar as such matters are within the control of the Company, and MergerCo and the Guarantors will use their reasonable best efforts to ensure that the conditions set forth in Sections 8.1 and 8.2 hereof are satisfied, insofar as such matters are within the control of MergerCo and the Guarantors.

         7.4 Fees and Expenses. Except as set forth in Section 9.2 hereof, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses. Notwithstanding the previous sentence, if the Merger is consummated, the Company shall pay all reasonable out-of-pocket costs and expenses of MergerCo, the Guarantors and TA Associates, Inc., incurred in connection with this Agreement and the Transactions, including without limitation, fees and disbursements of their outside legal counsel, accountants and other consultants retained by or on behalf of them.

         7.5      No Solicitations.

                  (a) The Company represents and warrants that it has terminated any discussions or negotiations relating to, or that could reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined). Except as explicitly permitted hereunder, the Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or (iii) enter into any agreements, definitive or otherwise, regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of this Agreement by the stockholders of the Company, if the Company receives an Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 7.5(a), the Company may furnish non-public information with respect to the Company and the Company Subsidiaries to the person who made such Acquisition Proposal (a "Third Party") and may participate in discussions and negotiations regarding such Acquisition Proposal if (A) the Company Board determines based on the advice of independent legal counsel that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, and (B) the Company Board determines that such Acquisition Proposal is reasonably likely to lead to a Superior Acquisition Proposal.

                  (b) At any time prior to the approval of this Agreement by the Stockholders of the Company, the Company Board shall not (i) withdraw or modify in a manner adverse to MergerCo its approval or recommendation of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal to its stockholders or (iii) cause the Company to enter into any agreement with respect to an Acquisition Proposal, unless in any such case the Company Board shall have determined in good faith, based on the advice of independent legal counsel, that failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law and, in the case of clause (iii) above, the Company shall have complied with the provisions of Section 9.1(c)(i) hereof.

                  (c) It is understood that the Company taking no position or remaining neutral with respect to a tender or exchange offer from a third party (a "Neutral Statement"), or making a recommendation in favor of such a tender or exchange offer, in a filing made pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall constitute an adverse modification of its approval or recommendation of the Merger.

                  (d) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 15% or more of the consolidated assets of the Company and the Company Subsidiaries,
(iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes associated with the outstanding securities of the Company, (iv) tender or exchange offer in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding shares of Company Common Stock, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the Transactions. The term "Superior Acquisition Proposal" shall mean an Acquisition Proposal that the Company Board determines based on the advice of its financial advisors is more favorable to the stockholders of the Company from a financial point of view than the Transactions (taking into account all the terms and conditions of such Acquisition Proposal and the Transactions, including, without limitation, any conditions to consummation and the likelihood of such Superior Acquisition Proposal and the Transactions being consummated).

                  (e) The Company shall advise MergerCo promptly (but in any event within 24 hours) in writing of (i) the receipt of any inquiries, indications of interest or proposals relating to an Acquisition Proposal, (ii) the status of any material developments in the negotiations with respect thereto and (iii) the taking of any action referred to in Section 7.5(a) or (b). Following the receipt of any inquiries, indications of interest or proposals relating to an Acquisition Proposal, the Company shall furnish to MergerCo either a copy of such Acquisition Proposal (or such inquiry, indication of interest or proposal) or a written summary of any such oral Acquisition Proposal (or such inquiry, indication of interest or proposal), including, without limitation, information regarding pricing, structure and material conditions to closing.

                  (f) Nothing in this Section 7.5 shall (i) permit the Company to terminate this Agreement other than pursuant to Article IX hereof or (ii) affect any other obligation of the Company under this Agreement.

         7.6      Officers' and Directors' Indemnification.

                  (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company or any of the Company Subsidiaries ( the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorney's fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company or any of the Company Subsidiaries whether pertaining to any matter existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader than rights such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving

Corporation, and the Company or the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advanced to such Indemnified Party upon request reimbursement of documented expenses incurred, in either case to the fullest extent and in the manner permitted by the DGCL; and (ii) the Company or the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 7.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 7.6 except to the extent such failure materially prejudices such party), and shall to the extent required by the DGCL deliver to the Company (or after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 145(c) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and MergerCo agree that all rights to indemnification, including provisions relating to advances or expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. This Section 7.6 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of MergerCo, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.6.

                  (b) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement ("Reporting Tail Coverage") under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company; provided, however, that in any event the total aggregate cost of such Reporting Tail Coverage shall not exceed $150,000 (the "Maximum Amount"); and provided, further, that if such coverage cannot be obtained for such cost, the Company will maintain, for such six-year period, the maximum amount of comparable coverage as shall be available for the Maximum Amount on such terms.

         7.7 Access to Information; Confidentiality. From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to MergerCo and to the officers, employees and agents of MergerCo complete access at all reasonable times to such officers, employees, agents, properties, books, records and contracts, and shall furnish MergerCo such financial, operating and other data and information as MergerCo may reasonably request. MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain agreement between the Company and TA Associates, Inc. dated March 23, 1999 (the "Confidentiality Agreement"). The Company hereby waives the provisions of the

Confidentiality Agreement as and to the extent necessary to permit the making and consummation of the Transactions. At the Effective Time, such Confidentiality Agreement shall terminate.

         7.8 Financial and Other Statements. Notwithstanding anything contained in Section 7.7, during the term of this Agreement, the Company shall also provide to MergerCo the following documents and information:

                  (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to MergerCo its Quarterly Report on Form 10-Q as filed under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement, the Company will deliver to MergerCo its Annual Report on Form 10-K, as filed under the Exchange Act. The Company will also deliver to MergerCo, promptly after its being filed with the SEC, a copy of each Current Report on Form 8-K.

                  (b) Promptly upon receipt thereof, the Company will furnish to MergerCo copies of all internal control reports submitted to the Company or any Company Subsidiary by independent accountants in connection with each annual, interim or special audit of the books of the Company or any such Company Subsidiary made by such accountants.

                  (c) As soon as practicable, the Company will furnish to MergerCo copies of all such financial statements and reports as it or any Company Subsidiary shall send to its stockholders, the SEC or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

                  (d) As soon as practicable, the Company will furnish MergerCo copies of all materials provided to the Company Board by the Company, any Company Subsidiary or any Practice, other than information concerning an Acquisition Proposal.

         7.9 Public Announcements. The Company and MergerCo shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of The Nasdaq Stock Market, Inc. if it has (i) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and
(ii) faxed a copy of such press release or public statement to such other party at a reasonable time prior to issuing such release or making such statement. In this regard, the parties agree that the initial press release to be issued with respect to the Merger will be in a form agreed to by the parties hereto prior to the execution of this Agreement.

         7.10     Intentionally Omitted.

         7.11 Recapitalization Accounting Treatment. Each of the Company and MergerCo shall use its commercially reasonable efforts to cause the Transactions, including the Merger, to be accounted for as a recapitalization and such accounting treatment to be accepted by their respective accountants and by the SEC, and each of the Company and MergerCo agrees that it shall not take or omit to take any action that would cause such accounting treatment not to be obtained.

         7.12 Delisting. Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from The Nasdaq Stock Market, Inc. provided that such delisting shall not be effective until after the Effective Time of the Merger.

         7.13 Notification of Certain Matters. Each party shall give prompt written notice to the other of (A) any fact, event or circumstance known to it that would be reasonably likely to (i) cause or constitute a material breach of any of its representations, warranties or covenants contained herein or (ii) result in such party being unable to satisfy any condition required to be satisfied by it under this Agreement or (B) the receipt of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement.

         7.14 Transferor's Certificate of Non-foreign Status. The Company shall use its reasonable best efforts to cause each Voting Agreement Stockholder to deliver to the Guarantors, prior to the Closing Date, a transferor's certificate of non-foreign status in the form attached to the Stock Purchase Agreement as Exhibit C thereto.

         7.15     Covenants of MergerCo and the Guarantors.

                  (a) MergerCo and each Guarantor will use their respective reasonable best efforts to satisfy the conditions set forth in the Commitment Letters and cause the financing of the Transactions to be closed on terms substantially similar to those set forth within the Commitment Letters. In the event that any portion of the financing of the Transactions become unavailable, MergerCo and each Guarantor will use their reasonable best efforts to arrange alternative financing from other sources. MergerCo and each Guarantor shall keep the Company apprised of all material developments relating to the financing of the Transactions. Any fees to be paid by the Company or any other obligations to be incurred by the Company in connection with the financing of the Transactions shall be subject to the occurrence of the Closing.

                  (b) The Guarantors agree that, subject to the satisfaction or waiver of all conditions set forth in Article VIII hereof, on or prior to the Closing Date they will purchase or cause to be purchased equity of MergerCo for an aggregate consideration of $32.8 million, consisting of cash and the Voting Agreement Stockholder Shares (the "Equity Contribution"), which equity will consist of $5.0 million of Convertible Preferred Stock and $27.8 million of Redeemable Preferred Stock; provided, however, that in the event the number of shares of Company Common Stock that are subject to the Roll-over Agreement as of the Closing Date is more than 2,058,862 shares, the Equity Contribution and the corresponding amount of MergerCo equity will each be reduced proportionately.

         7.16 Acquisition Agreements. The Company shall issue prior to the Effective Time Company Common Stock in accordance with the terms of the agreements set forth on Exhibit 7.16 hereto, except that such Company Common Stock may be delivered prior to the dates specified in such agreements.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         8.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

                  (a) Stockholder Approval. If required by applicable law, this Agreement and the Transactions, including the Merger, shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation.

                  (b) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Other Regulatory Approvals. All necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

                  (d) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission (an "Injunction") nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of any of the Transactions, including the Merger, (iii) prohibit or limit the ownership or operation by the Company (or any of the Company Subsidiaries) of any portion of the Company's or the Company Subsidiaries' business, properties or assets which is material to the Company and the Company Subsidiaries as a whole, or (iv) compel the Company (or any Company Subsidiary) to dispose of or hold separate any portion of the Company's or the Company Subsidiaries' business, properties or assets which is material to the Company and the Company Subsidiaries as a whole; provided, however, that prior to invoking this condition, each party shall use its reasonable best efforts to have any such Injunction vacated.

         8.2 Conditions to Obligations of MergerCo and the Guarantors. The obligations of MergerCo to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

                  (b) Performance and Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles 6 and 7 hereof, in all material respects.

                  (c) Governmental Consents. Any consent, authorization, order or approval of (or filing or registration with) any governmental commission, board or other regulatory body required to be made or obtained by the Company or any of the Company Subsidiaries or affiliates in connection with the execution, delivery and performance of the Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or would, individually or in the aggregate, not materially impair or significantly delay the ability of MergerCo to consummate the Merger.

                  (d) Other Consents. All consents and approvals by third parties (i) that are identified as conditions to closing in Section 8.2(d) of the Company Disclosure Schedule, and (ii) that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement, where such breach, default, termination or change would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, will have been obtained on terms and conditions reasonably satisfactory to MergerCo.

                  (e) Indebtedness. Payoff letters with respect to the Company's indebtedness for borrowed money outstanding as of the Effective Time as set forth on Exhibit 8.2(e) hereof, and releases of any and all Liens (other than permitted Encumbrances) related to such payoff letters, including appropriate UCC termination statements, held by third parties against the property of the Company shall have been obtained pending receipt of the amounts indicated in the applicable payoff letters, all on terms reasonably satisfactory to MergerCo.

                  (f) Financing. Debt financing from senior and subordinated lenders shall have been obtained in amounts and on substantially the same terms as set forth in the Commitment Letters attached hereto as Exhibit 8.2(f) as reasonably determined by MergerCo.

                  (g) Material Adverse Change. There shall not have occurred any change or changes concerning the Company and the Company Subsidiaries taken as a whole which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (h) Dissenting Shares. As of immediately prior to the Effective Time, no more than 5% of the outstanding shares of Company Common Stock shall have taken all required actions to assert appraisal rights under
Section 262 of the DGCL and not withdrawn or otherwise permitted to lapse such appraisal rights or demands therefor.

                  (i) Accounting Treatment. The Proxy Statement shall contain a statement to the effect that the Merger shall be treated as a recapitalization for accounting purposes and the SEC shall not have disapproved such statement in the Proxy Statement.

                  (j) Roll-over Agreement. Not less than 2,047,310 shares of Company Common Stock shall be subject to the Roll-over Agreement and such Agreement shall be in full force and effect with respect to such shares.

                  (k) Employment Agreements. Each person whose name is set forth on Exhibit 8.2(k) attached hereto shall have entered into an Amendment to Executive Employment Agreement in the form attached hereto as Exhibit 8.2(k).

         8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. Those representations and warranties of MergerCo set forth in this Agreement which are qualified by materiality or a MergerCo Material Adverse Effect or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations shall be true and correct as of such date), and those representations and warranties of MergerCo set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

                  (b) Performance of Obligations of MergerCo. MergerCo shall have performed all obligations required to be performed by it under this Agreement, including, without limitation, the covenants contained in Articles 6 and 7 hereof, except where any failure to perform would, individually or in the aggregate, not materially impair or delay the ability of the Company to consummate the Merger.

                  (c) Stock Purchase Agreement. The Stock Purchase Agreement shall have been consummated.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                  (a) by the mutual written consent of MergerCo and the Company.

                  (b)      by either of the Company or MergerCo:

                           (i) if the stockholders of the Company shall have voted on the Merger Agreement and this Agreement and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a); or

                           (ii) if any Governmental Entity shall have issued an Injunction or taken any other action (which Injunction or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger, and such Injunction shall have become final and non-appealable; or

                           (iii) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before November 30, 1999.

                  (c)      by the Company:

                           (i) in connection with entering into a definitive agreement to effect a Superior Acquisition Proposal in accordance with
         Section 7.5 hereof; provided, however, that prior to terminating this Agreement pursuant to this Section 9.1(c)(i), (A) the Company shall have paid the Liquidated Amount, as set forth in Section 9.2(b), and
         (B) the Company shall have provided MergerCo with five (5) days' prior written notice of the Company's decision to so terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Acquisition Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Acquisition Proposal is subject to any material conditions; or

                           (ii) if MergerCo shall have breached in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or MergerCo Material Adverse Effect, in which case MergerCo's breach shall not be qualified as to materiality), which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice to MergerCo except, in any case, for such breaches which are not reasonably likely to affect adversely MergerCo's ability to consummate the Merger.

                  (d)      by MergerCo:

                           (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or Company Material Adverse Effect, in which case the Company's breach shall not be qualified as to materiality), which breach has not been cured within fifteen (15) days after the giving of written notice to the Company; or

                           (ii) if (A) in accordance with Section 9.1(c)(i) hereof the Company enters into an agreement concerning an Acquisition Proposal or (B) the Company Board withdraws or modifies in a manner adverse to MergerCo its approval or recommendation of this Agreement or the Merger to the stockholders of the Company.

         9.2      Effect of Termination.

                  (a) Subject to the provisions of this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 7.4 and Articles 9 and 10; provided, however, that notwithstanding anything to the contrary set forth herein, nothing contained in this Section shall relieve any party from liability for any fraud or willful breach of this Agreement.

                  (b) The Company shall pay to MergerCo an amount in cash (the "Liquidated Amount") equal to (i) Three Million, Five Hundred Thousand Dollars ($3,500,000) plus (ii) the MergerCo Expenses (as hereinafter defined) if (X) the Company terminates this Agreement pursuant to Section 9.1(c)(i) or (Y) either the Company or MergerCo terminates this Agreement pursuant to Section 9.1(b)(i), and, (A) prior to the Special Meeting, an Acquisition Proposal shall have been made to the Company's stockholders generally or any person shall have publicly announced an Acquisition Proposal or an intention to make an Acquisition Proposal or solicited proxies or consents in opposition to the Merger and (B) within twelve (12) months immediately following the date of such termination the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal. For purposes of this Agreement, "MergerCo Expenses" shall mean an amount equal to MergerCo's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including without limitation, fees and disbursements of its outside legal counsel, accountants and other consultants retained by or on behalf of MergerCo together with the other out-of-pocket costs incurred by MergerCo in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, arranging financing (including, without limitation, commitment fees), conducting due diligence and other activities related to this Agreement and the Transactions. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated to pay MergerCo Expenses in excess of $750,000 in the aggregate.

                  (c) If MergerCo terminates this Agreement pursuant to Section 9.1(d), then the Company shall pay to MergerCo an amount in cash equal to the MergerCo Expenses. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated to pay MergerCo Expenses in excess of $750,000 in the aggregate.

                  (d) If the Company terminates this Agreement pursuant to
Section 9.1(c)(ii), then MergerCo shall pay the Company an amount in cash equal to the Company's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including without limitation, fees and disbursements of its outside legal counsel, accountants and other consultants retained by or on behalf of the Company together with the other out-of-pocket costs incurred by the Company in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or documents relating to the Transactions (the "Company Expenses"). Notwithstanding anything in this Agreement to the contrary, in no event shall MergerCo be obligated to pay Company Expenses in excess of $750,000 in the aggregate.

                  (e) Except as provided in Section 9.1(c)(i) hereof, any payment required by this Section 9.2 shall be due and payable within three (3) business days after the date of termination by wire transfer of immediately available funds to an account designated by the payee. In the event that the Company fails to pay either the Liquidated Amount or MergerCo Expenses, or MergerCo fails to pay the Company Expenses, as the case may be, when due, the term "Liquidated Amount," "MergerCo Expenses" or "Company Expenses," as applicable, shall be deemed to include (i) interest on such unpaid amount commencing on the date such amount becomes due, at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A. from time to time, in the City of New York, as such bank's Prime Rate, and (ii) any and all costs and expenses (including without limitation, attorneys' fees and disbursements) incurred by MergerCo or the Company, as applicable, in enforcing its rights under this Section 9.2(e). The payments made by the Company to MergerCo, or by MergerCo to the Company as set forth in Section 9.2 shall represent the sole and exclusive remedy at law or in equity to which MergerCo or the Company, as applicable, and their respective officers, directors, representatives and affiliates shall be entitled in the event this Agreement shall be terminated in the circumstances contemplated by Section 9.2 above. Such payments shall be made without duplication and accordingly, neither MergerCo nor the Company shall be entitled to payments under Section 9.2 in more than one instance.


                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by telecopier or by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (a)      if to MergerCo:

                           TA MergerCo, Inc.
                           c/o TA Associates, Inc.
                           High Street Tower, Suite 2500
                           125 High Street
                           Boston, Massachusetts 02110
                           Attn: Richard Tadler
                           Fax: 617-574-6728
                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts  02109
                           Attn:    Kevin M. Dennis, Esq.
                                    Joseph L. Johnson III, P.C.
                           Fax:     (617) 523-1231

                  (b)      if to the Guarantors:

                           c/o TA Associates, Inc.
                           High Street Tower, Suite 2500
                           125 High Street
                           Boston, Massachusetts 02110
                           Attn: Richard Tadler
                           Fax: (617) 574-6728

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts  02109
                           Attn:    Kevin M. Dennis, Esq.
                                    Joseph L. Johnson III, P.C.
                           Fax:     (617) 523-1231

                  (c)      if to the Company:

                           Special Committee of the Board of Directors
                           c/o Physicians' Specialty Corporation
                           The Pavillion at Lake Hearn
                           1150 Lake Hearn Drive, Suite 640
                           Atlanta, Georgia  30342
                           Attn: Sidney Kirschner, Chairman
                           Fax: (404) 256-1078

                           with a copy to:

                           King & Spalding
                           191 Peachtree Street
                           Atlanta, Georgia 30303
                           Attn: John J. Kelley III
                           Fax: (404) 572-5100

                           and a copy to:

                           Ramie A. Tritt, M.D.
                           Physicians' Specialty, Inc.
                           1150 Lake Hearn Drive
                           Suite 640
                           Atlanta, Georgia 30342
                           Fax: (404) 250-0162

                           and a copy to:

                           Troutman Sanders
                           Suite 5200
                           600 Peachtree Street, NE
                           Atlanta, Georgia 30308-2216
                           Attn: Richard H. Brody, Esq.
                           Fax: (404) 962-6514

         10.2 Interpretation. When a reference is made in this Agreement to a subsidiary or subsidiaries of MergerCo or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by MergerCo or the Company, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.3 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Sections 7.4, 7.6, 7.7 (except as provided therein), 10.7 and this Section 10.3, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either MergerCo or the Company or any of their respective officers, directors or stockholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

         10.4 Miscellaneous. This Agreement (i) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule, the MergerCo Disclosure Schedule and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) subject to Section 10.5, shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (iii) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.6 is intended to be for the benefit of those persons described therein and the covenants contained therein may be enforced by such persons. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

         10.5 Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         10.6 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         10.7 Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint CT Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, as such agent.

         10.8 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (i) the Board of Directors of the Company has approved, for purposes of Section 203 of the DGCL and any applicable provision of the Certificate of Incorporation, the terms of this Agreement, and (ii) this Agreement is executed by the parties hereto.

         10.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors or Committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         10.10    The Guarantors.

                  (a) Subject to Section 10.10(c), each Guarantor hereby unconditionally and irrevocably guarantees severally, but not jointly, to the Company the performance of each of the obligations and the undertakings of MergerCo under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof. If MergerCo shall fail to perform any obligation or undertaking of MergerCo under this Agreement when and to the extent the same is required to be performed, the Guarantors will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be.

                  (b) Subject to Sections 10.10(a) and (c), the obligations of the Guarantors under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim any Guarantor may have against the Company (except for any of the foregoing that MergerCo may have against the Company under the terms of this Agreement or otherwise), and shall remain in full force and effect without regard to (i) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of MergerCo at or prior to the Closing or (ii) any transfer of shares of capital stock of MergerCo, or any assignment by MergerCo of its rights and obligations under this Agreement to a wholly-owned subsidiary of MergerCo or any Guarantor.

                  (c) Notwithstanding any provision of this Agreement to the contrary, any liability arising under this contract or this guaranty shall be limited to $10.0 million in the aggregate in the case of the Guarantors, provided, however, that any liability arising as a result of a breach of Section 7.15(b) hereof shall be limited to $32,800,000, and provided, further, that (i) TA/Advent VIII, L.P. shall not have liability for more than 60% of any liability arising from a breach by MergerCo under this Agreement, (ii) TA/Atlantic and Pacific IV, L.P. shall not have liability for more than 38% of any liability arising from a breach by MergerCo under this Agreement, (iii) TA Executives Fund LLC shall not have liability for more than 1% of any liability arising from a breach by MergerCo under this Agreement, and (iv) TA Investors LLC shall not have liability for more than 1% of any liability arising from a breach by MergerCo under this Agreement; and provided, further that no Guarantor shall have any liability whatsoever under this guaranty after the Closing, whether based upon events occurring prior to or after the Closing.

         10.11 Amendment. This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before the Effective Time; provided, however, that after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

         IN WITNESS WHEREOF, MergerCo, the Company and the Guarantors have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.


                          TA MERGERCO, INC.


                          By:  /s/ Richard Tadler
                             ----------------------------------------
                               Richard Tadler
                               President and Chief Executive Officer


                          PHYSICIANS' SPECIALTY CORP.


                          By:  /s/ Edward R. Casas
                             ----------------------------------------
                               Name:  Edward R. Casas, MD
                               Title: Director


                          TA/ADVENT VIII, L.P.

                          By:      TA Associates VIII LLC, its General
                                   Partner

                                   By:      TA Associates, Inc., its General
                                            Partner

                                            By:  /s/ Richard Tadler
                                               --------------------------------
                                                Richard Tadler
                                                Managing Director


                          TA/ATLANTIC AND PACIFIC IV, L.P.

                          By:      TA Associates AP IV, L.P., its General
                                   Partner

                                   By:      TA Associates, Inc., its General
                                            Partner

                                            By:  /s/ Richard Tadler
                                               --------------------------------
                                                Richard Tadler
                                                Managing Director

                                TA INVESTORS LLC

                                By:  TA Associates, Inc., its Manager

                                         By:  /s/ Richard Tadler
                                            --------------------------------
                                             Richard Tadler
                                             Managing Director


                                TA EXECUTIVES FUND LLC

                                By:  TA Associates, Inc., its Manager

                                         By:  /s/ Richard Tadler
                                            --------------------------------
                                             Richard Tadler
                                             Managing Director

                                                                     EXHIBIT 1.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PHYSICIANS' SPECIALTY CORP.


         An original Certificate of Incorporation of Physicians' Specialty Corp. (the "Corporation") was filed with the Secretary of State on July 31, 1996. This Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

         The name of the Corporation shall be Physicians' Specialty Corp.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock which the corporation shall have authority to issue is [________], of which (a) [3,293,161](1) shares shall be preferred stock, par value $.001 per share ("Preferred Stock"), consisting of [3,265,361](1) shares of Convertible Participating
--------
     (1) Assumes a total equity investment of $32,800,000 by funds affiliated with TA Associates, Inc. or their assignees (the "TA Investors"). Such amount would consist of approximately $5,000,000 of Convertible Preferred Stock (that will convert into approximately 57.0% of the fully-diluted Common Stock of the Corporation) and $27,800,000 of Redeemable Preferred Stock. In the event the amount of such total equity investment by the TA Investors is different from that set forth above, the share numbers and fully-diluted equity ownership of the TA Investors will change in a proportionate manner.

Preferred Stock (as hereinafter defined) and [27,800](1) shares of 6% Redeemable Preferred Stock (as hereinafter defined), (b) [__________] shares shall be preferred stock, par value $.01 per share (the "Undesignated Preferred Stock") and (c) [________] shares shall be common stock, par value $.001 per share. As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Undesignated Preferred Stock, to fix and determine the variations in the relative rights, preferences and powers as between the different series of Undesignated Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the fullest extent permitted by law.

         The number of authorized shares of the class of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock.

         Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

         Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.


                  A. CONVERTIBLE PARTICIPATING PREFERRED STOCK

         1. Designation. A total of [3,265,361] shares of the Corporation's Preferred Stock shall be designated as a class known as Convertible Participating Preferred Stock, par value $.001 per share (the "Convertible Stock"). All of the preferential amounts to be paid to the holders of the Convertible Stock as provided in this Section A shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any property of the Corporation to, the holders of any other equity securities of the Corporation, whether now or hereafter authorized, other than the Redeemable Preferred Stock which shall rank equal to the Convertible Stock in connection with any event referred to in Section A.4 or A.5.

         2.       Election of Directors; Voting.

                  (a) Election of Directors. For so long as the holders of Convertible Stock continue to hold at least twenty-five percent (25%) of the shares of Convertible Stock issued in the original issuance of the Convertible Stock, the holders of outstanding shares of Convertible Stock shall, voting together as a separate class, be entitled to elect two (2) Directors of the Corporation. Such Directors shall be the candidates receiving the greatest number of affirmative votes of the outstanding shares of Convertible Stock (the "Convertible Stock Director Designees"), with each share of Convertible Stock entitled to one (1) vote with fractional votes for fractional shares, and with votes cast against such candidates and votes withheld having no legal effect. The election of the Convertible Stock Director Designees by the holders of the Convertible Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Convertible Stock called by holders of a majority of the outstanding shares of Convertible Stock or (iv) by a written consent of holders of at least sixty-six and two-thirds percent (662/3%) of the voting power (a "Two Thirds Interest") of the outstanding shares of Convertible Stock. If at any time when any share of Convertible Stock is outstanding a Convertible Stock Director Designee should cease to be a Director of the Corporation for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Convertible Stock, voting together as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Convertible Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the number of votes specified in Section A.2(b).

                  (b) Voting Generally. Each share of Convertible Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock (as defined in Section C.1) into which such share of Convertible Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders, if applicable, with appropriate adjustments for stock splits, stock dividends, recapitalizations and the like. Each holder of shares of Convertible Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Convertible Stock held by each holder could be converted) shall be rounded to the nearest whole number (with any fraction equal or greater than one-half rounded upward to one).

         3. Dividends. The holders of Convertible Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion; provided, however, that no such dividend may be declared or paid on any shares of Convertible Stock unless at the same time a dividend is

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



declared or paid on all outstanding shares of Common Stock and vice versa, with holders of Convertible Stock and Common Stock sharing in any such dividends as if they constituted a single class of stock and with each holder of shares of Convertible Stock entitled to receive such dividends based on the number of shares of Common Stock into which such shares of Convertible Stock are then convertible in accordance with Section A.6 hereof.

         4.       Liquidation.

                  (a) Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Convertible Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Stock, an amount in cash, equal to (i) $[1.53](2) per share of Convertible Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Convertible Stock), plus (ii) any declared but unpaid dividends to which such holder of outstanding shares of Convertible Stock is then entitled pursuant to Sections A.3 and A.5(f) hereof (the sum of clauses (i) and (ii) being referred to herein as the "Convertible Preferred Base Liquidation Amount"), plus (iii) any interest accrued pursuant to Section A.5(e) hereof to which such holder of Convertible Stock is entitled, if any (the sum of clauses (i), (ii) and (iii) being referred to herein as the "Convertible Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Convertible Liquidation Preference Amount are not paid in full, the holders of the Convertible Stock and the Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; and provided further, however, that if upon any Liquidation Event the holders of the outstanding shares of Convertible Stock would receive more than the Convertible Liquidation Preference Amount in the event their shares were converted into Common Stock immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation (after giving effect to the preferential amounts payable to the holders of the Redeemable Preferred Stock), then each holder of Convertible Stock shall receive as a distribution from the Corporation in connection with such Liquidation Event an amount equal to the amount that would be paid if such holder's shares of Convertible Stock were converted into Common Stock immediately prior to such Liquidation Event in lieu of the Convertible Liquidation Preference Amount. The provisions of this Section A.4 shall not in any way limit the right of the holders of Convertible Stock to elect to convert their shares of Convertible Stock into Common Stock pursuant to Section A.6 prior to or in connection with any Liquidation Event. Upon any Liquidation Event, holders of fractional shares of Convertible Stock shall receive proportionate payments in respect thereof.

--------

     (2) See Footnote 1 above. In the event the amount of such total equity investment by the TA Investors is different from that set forth above, the Liquidation Amount will change in a proportionate manner.

                  (b) Notice. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Convertible Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Stock each holder of Convertible Stock would receive pursuant to the provisions of Section A.4(a) hereof pursuant to clauses (i), (ii) and (iii) thereof or pursuant to the provisos to Section A.4(a) and stating in detail the facts upon which such amounts were determined.

         5.       Redemption; Preferential Payment in Extraordinary
                  Transactions.

                  (a)(i) Scheduled Redemption. At any one time on or after the sixth anniversary of the date of original issuance of the Convertible Stock, upon the election of the holder or holders of a Two Thirds Interest of the outstanding Convertible Stock, the Corporation shall redeem all (and not less than all, other than pursuant to Section 5(e) below) of the outstanding shares of Convertible Stock. The redemption price for each share of Convertible Stock redeemed pursuant to this Section A.5(a)(i) shall be the per share Convertible Liquidation Preference Amount (as defined in Section A.4(a) above) (the "Convertible Redemption Price"). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock not less than fifteen (15) days prior written notice, which notice shall set forth the date for such redemption.

                  (ii) Extraordinary Transactions. Upon the election of any holder or holders of a Two Thirds Interest of the outstanding Convertible Stock to have the Convertible Stock redeemed or otherwise to participate in connection with the occurrence of any of the following events: (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by stockholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation, (C) any purchase by any party (or group of affiliated parties) of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation or (E) a public offering not constituting a "QPO" (as defined in Section A.6(b) below) (each an "Extraordinary Transaction"), then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless the holders of Convertible Stock shall have elected to convert their shares of Convertible Stock into Common Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the outstanding shares of Convertible Stock held by each holder of Convertible Stock for an amount equal to the Convertible Redemption Price, such amount to be payable in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, or (2) if such holders elect to participate in the relevant transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation (including executing a merger agreement including an exchange ratio reflecting the provisions hereof) on terms giving such holders the right to such Convertible Redemption Price as a preferential amount, in which event such amount shall be paid in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other stock ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction, or redemption rights junior to the Convertible Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Convertible Stock as if in a Liquidation Event.

         Notwithstanding the foregoing, if upon any Extraordinary Transaction the holders of the outstanding shares of Convertible Stock would receive more than the Convertible Redemption Price in the event their shares were converted into Common Stock immediately prior to such Extraordinary Transaction and such shares of Common Stock were purchased or otherwise participated in such Extraordinary Transaction, then each holder of Convertible Stock shall receive from the Corporation or the relevant purchaser, as applicable, upon the election by a Two Thirds Interest to redeem or otherwise participate in such Extraordinary Transaction an amount equal to the amount per share that would be paid if the shares of Common Stock receivable upon conversion of the Convertible Stock were being acquired in the Extraordinary Transaction at the same price per share as is paid for other shares of Common Stock, which amount shall be paid in the same form of consideration as is paid to holders of Common Stock, as if each share of Convertible Stock had been converted into the number of shares of Common Stock issuable upon the conversion of such share of Convertible Stock immediately prior to such Extraordinary Transaction. Also, notwithstanding the foregoing, in connection with the acquisition of the Convertible Stock in an Extraordinary Transaction which is to be accounted for by the acquiring entity as a pooling of interests, the holders of shares of Convertible Stock shall receive upon such election to redeem or otherwise participate, if so required for the application of such accounting treatment, and in lieu of cash, the number of shares of common stock of such entity having a value equal to the amount otherwise payable to the holders of Convertible Stock in such Extraordinary Transaction pursuant to this Section A.5(a)(ii) and having the same registered status or registration rights as any other shares in such transaction. The Corporation shall not participate in any Extraordinary Transaction or make or agree to have made any payments to the holders of shares of Common Stock or any other stock ranking junior to the Convertible Stock in an Extraordinary Transaction unless the holders of the Convertible Stock shall have received the amount to which they are entitled hereunder in an Extraordinary Transaction.

         The foregoing election shall be made by such holders giving the Corporation and each other holder of Convertible Stock not less than ten (10) business days prior written notice, which notice shall set forth the date for such redemption or participation in an Extraordinary Transaction, as applicable. The provisions of this Section A.5 shall not in any way limit the right of the holders of Convertible Stock to elect to convert their shares into shares of Common Stock pursuant to Section A.6 prior to or in connection with any Extraordinary Transaction.

                  (b) Valuation of Distribution Securities. Any securities or other consideration to be delivered to the holders of the Convertible Stock if so elected in connection with a redemption or upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

                           (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 20-day period ending three (3) business days prior to the closing of such Extraordinary Transaction;

                           (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 20-day period ending three (3) business days prior to the closing of such Extraordinary Transaction; and

                           (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the Corporation (excluding any members of the Board of Directors that have been designated by the holders of the Convertible Stock) and the holders of not less than a Two Thirds Interest of the outstanding shares of Convertible Stock, provided that if the Board of Directors of the Corporation and the holders of not less than a Two Thirds Interest of the outstanding shares of Convertible Stock are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be paid by the Corporation.

                  (c) Notice by Corporation. Prior to the occurrence of any Extraordinary Transaction, the Corporation will furnish each holder of Convertible Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, and the identities of the parties to the Extraordinary Transaction.

                  (d) Purchase Date and Price. Upon the election of the holders of not less than a Two Thirds Interest of the outstanding Convertible Stock to cause the Corporation to redeem the Convertible Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section A.5(a)(i) or
(ii), each holder of Convertible Stock shall be deemed to have elected to cause all of the shares of Convertible Stock held by such holder to be so redeemed or to so participate. Any date upon which a redemption or other acquisition is to occur in accordance with Section A.5(a) shall be referred to as a "Convertible Redemption Date." If at a Convertible Redemption Date shares of Convertible Stock are unable to be redeemed (as contemplated by Section A.5(e) below), then holders of Convertible Stock shall also be entitled to interest and dividends pursuant to Sections A.5(e) and (f) below. The aggregate Convertible

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



Redemption Price elected to be payable in cash pursuant to Section A.5(a) shall be payable in cash in immediately available funds to the respective holders on the Convertible Redemption Date (subject to Section A.5(e)), except as otherwise contemplated by Section A.5(a)(ii). Upon any redemption as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate applicable redemption price has been paid for all shares of Convertible Stock being redeemed or acquired: (A) except with respect to stock splits and distributions, no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation other than the Redeemable Preferred Stock; and (B) except as permitted by Sections A.8(d) and B.6(d), no shares of capital stock of the Corporation (other than in accordance with this Section A.5 and Section B.5 below) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

                  (e) Redemption Prohibited. If, at a Convertible Redemption Date, the Corporation is prohibited under the Delaware General Corporation Law from redeeming all shares of Convertible Stock for which redemption is required hereunder, then it shall redeem such shares, if any, on a pro-rata basis among the holders of Convertible Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Delaware General Corporation Law, subject to the last paragraph of Section A.8. Any shares of Convertible Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. The Corporation shall take such commercially reasonable action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Convertible Stock under the circumstances contemplated by this Section A.5(e). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section A.5 (except with respect to failures resulting from the provisions of Section A.5(h) in connection with a redemption under Section A.5(a)(ii) hereof), including without limitation due to a prohibition of such redemption under the Delaware General Corporation Law, then during the period from the applicable Convertible Redemption Date through the date on which such shares are redeemed, the applicable Convertible Preferred Base Liquidation Amount of such shares shall bear interest payable in cash at the rate of the higher of (i) ten percent (10%) per annum or (ii) four percent (4%) over the Prime Rate as reported in the Wall Street Journal on the Convertible Redemption Date, with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Convertible Redemption Date.

                  (f) Dividend After Convertible Redemption Date. From and after a Convertible Redemption Date, no shares of Convertible Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section A.3; provided, however, that in the event that shares of Convertible Stock are unable to be redeemed and continue to be outstanding in accordance with Section A.5(e), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.3 and A.5(e) until the date on which such shares are actually redeemed by the Corporation.

                  (g) Surrender of Certificates. Upon receipt of the applicable redemption price by certified check or wire transfer (in the event such price is to be paid in cash), each holder of shares of Convertible Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited from redeeming all shares of Convertible Stock as provided in Section A.5(e), then upon the surrender of such certificate(s), the Corporation will deliver to the holder a new certificate for the shares of Convertible Stock not so redeemed.

                  (h) Further Restrictions on Redemption. Notwithstanding anything herein to the contrary, the Convertible Stock shall not be redeemed or subject to redemption hereunder unless (i) all obligations of the Corporation under the Credit Agreement dated as of ___________, 1999 among the Corporation, the lenders party thereto, (the "Senior Lenders"), and __________, both as Senior Lender and agent (such agreement, as amended or supplemented from time to time, the "Credit Agreement") and the Subordinated Credit Agreement dated as of ___________, 1999 among the Corporation, the lenders party thereto, (the "Subordinated Lenders") (such agreement, as amended or supplemented from time to time, the "Subordinated Credit Agreement") shall have been or are currently paid in full, (ii) the Senior Lenders and Subordinated Lenders shall have consented to such redemption, or (iii) such redemption otherwise is permitted under the Senior Credit Agreement and Subordinated Credit Agreement. If the Corporation is prohibited from redeeming the Convertible Stock under Section A.5(a)(i) pursuant to this Section A.5(h), the holders of the Convertible Stock shall be entitled to the provisions of Sections A.5(e).

         6. Conversion. The holders of the Convertible Stock shall have the following conversion rights:

                  (a) Conversion Upon Election of Holders. Each holder of a share of Convertible Stock shall be entitled at any time, upon the written election of such holder without the payment of any additional consideration, to convert such share of Convertible Stock into the number of fully paid and nonassessable shares of Common Stock which results from dividing

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



the Conversion Value (as defined in this Section A.6(a)) per share in effect for the Convertible Stock at the time of conversion, as the numerator, by the per share Conversion Price (as defined in this Section A.6(a)) of the Convertible Stock, as the denominator. However, the Company may not issue fractional shares of Common Stock. Any fractional shares resulting from the conversion of Convertible Stock into Common Stock shall be rounded to the nearest whole number (with any fraction equal to or greater than one-half rounded upward to one). The number of shares of Common Stock into which a share of a Convertible Stock is convertible is hereinafter referred to as the "Conversion Rate." In addition, the holders of shares of Convertible Stock shall be entitled at any time, upon the written election of a Two Thirds Interest of outstanding Convertible Stock without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Convertible Stock to be automatically converted into Common Stock at the Conversion Rate, with fractional shares treated as provided above. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware the "Conversion Price" per share of Convertible Stock shall be $[1.53]3, and the per share "Conversion Value" of Convertible Stock shall be $[1.53]3. The Conversion Price per share of Convertible Stock and the Conversion Rate shall be subject to adjustment from time to time as provided in Section A.7 hereof. If any share of Convertible Stock is converted at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such declared but unpaid dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

                  (b) Automatic Conversion Upon QPO. Each share of Convertible Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock as of, and in all cases subject to, the closing of the Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, following the filing date of this Amended and Restated Certificate of Incorporation provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $50 million, at a price per share equal to at least [$10.00](3) (appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, or similar event), (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market, and (iii) all outstanding shares of Redeemable Preferred Stock are redeemed for cash and/or Series A Notes (as defined in Section B.5 below) immediately upon and as of the closing of such offering (a "QPO" or a "Qualified Public Offering"); provided that if a closing of a QPO occurs, all outstanding shares of Convertible Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. Any such conversion shall be at the Conversion Rate in effect upon the closing of a QPO, as applicable.

--------
     (3) See Footnote 1 above. In the event the amount of such total equity investment by the TA Investors is different from that set forth above, the Conversion Price, Conversion Value and per share QPO price will change in a proportionate manner.

         If the holders of shares of Convertible Stock are required to convert the outstanding shares of Convertible Stock pursuant to this Section A.6(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash, or, at the Corporation's option, shares of Common Stock, by the Corporation in connection with such conversion.

                  (c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder of Convertible Stock shall surrender the certificate or certificates representing the Convertible Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Convertible Stock pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Convertible Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Convertible Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any declared but unpaid dividends and other amounts as contemplated by Section A.6(a) in respect of the shares of Convertible Stock. The issuance of certificates for Common Stock upon conversion of Convertible Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. If a conversion of Convertible Stock upon a Liquidation Event or an Extraordinary Transaction occurs and the holders of the Common Stock issued on such conversion elect to participate, the Corporation shall make appropriate provisions for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event or Extraordinary Transaction. In the event of any public offering constituting a QPO, the provisions of Section A.6(d) shall apply.

                  (d) Procedure for Automatic Conversion. As of, and in all cases subject to, the closing of a QPO (the "Automatic Conversion Date"), all outstanding shares of Convertible Stock shall be converted automatically into shares of Common Stock at the Conversion Rate and without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Convertible Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Convertible Stock has been converted plus all declared but unpaid dividends and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to sell its shares in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Convertible Stock surrendered are convertible on the Automatic Conversion Date.

                  (e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Convertible Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Convertible Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (f) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Convertible Stock in any manner which would interfere with the timely conversion of any shares of Convertible Stock.

         7. Adjustments. The Conversion Price in effect from time to time shall be subject to adjustment from and after the date this Amended and Restated Certificate of Incorporation is filed, and regardless of whether any shares of Convertible Stock are then issued and outstanding as follows:

                  (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Convertible Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (c) Reorganization, etc. If the Common Stock issuable upon the conversion of the Convertible Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), then and in each such event the holders of Convertible Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (d) Mergers and Other Reorganizations. Unless such transaction is an Extraordinary Transaction in which the holders of the Convertible Stock elect redemption (in which case Section 5(a)(ii) shall apply and this subsection shall not apply), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Stock shall thereafter be entitled to receive upon conversion of the Convertible Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale had the holder of such Convertible Stock converted such securities immediately prior to such transaction. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Convertible Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Stock.

                  (e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share of Common Stock, as the case may be.

                  (f) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall,

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



upon written request at any time of any holder of Convertible Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Prices before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Stock.

         8. Covenants. So long as the holders of Convertible Stock continue to hold at least twenty-five percent (25%) of the shares of Convertible Stock issued in the original issuance of the Convertible Stock, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Convertible Stock and having obtained the affirmative vote or written consent of the holders of not less than a Two Thirds Interest of the outstanding shares of Convertible Stock, voting as a single class, with each share of Convertible Stock entitling the holder thereof to one vote per share of Convertible Stock held by such holder:

                  (a) amend, alter or repeal any provision of, or add any provision to, Article IV of this Amended and Restated Certificate of Incorporation, or otherwise amend, alter or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's by-laws if such latter action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any of the Convertible Stock;

                  (b)      reclassify any capital stock;

                  (c) create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over or being on parity with the Convertible Stock in any respect;

                  (d) declare or pay any dividends (other than stock dividends and other than dividends on the Redeemable Preferred Stock as provided in Section B.3) or make any distributions of cash, property or securities of the Corporation in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Convertible Stock or Redeemable Preferred Stock pursuant to and as provided in this Amended and Restated Certificate of Incorporation, (ii) the redemption of up to [INSERT AMOUNT EQUAL TO 5% POOL] shares of Common Stock from employees, officers or Directors of, or consultants, advisors or independent contractors to, the Corporation or any of its subsidiaries pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof and (iii) the exercise of the Right of First Refusal (as defined in the Stockholders Agreement);


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



                  (e) enter into any transaction involving payments to be made to or by the Corporation for the benefit of any of its shareholders, Directors, officers, key management employees or any person controlling, controlled by, under common control with or otherwise affiliated with, or a member of a family of, any such person (an "Affiliate") on other than on an arm's length basis or on terms and conditions less favorable to the Corporation than could be obtained from unrelated persons, other than fees paid to a Director in his or her capacity as a Director or a member of a committee of the Board of Directors and compensation authorized by the Compensation Committee of the Board of Directors (and approved by the Board of Directors) to be paid to an Affiliate for services performed by such Affiliate; or

                  (f) effect any Liquidation Event or any Extraordinary Transaction.

         Further, the Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Convertible Stock under the circumstances contemplated by Section A.5(e). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Stock, except to the extent the succession causes a Liquidation Event or is an Extraordinary Transaction.

         9.       Notice.

                  (a) Liquidation Events, Extraordinary Transactions, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event (as defined in Section A.4), any Extraordinary Transaction (as defined in Section A.5) or any QPO (as defined in Section A.6) becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event or Extraordinary Transaction is expected to become effective or a registration statement relating to a QPO is expected to be filed, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

                  (b) Waiver of Notice. The holder or holders of not less than a Two Thirds Interest of the outstanding shares of Convertible Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

                  (c) General. In the event that the Corporation provides any notice, report or statement to any holder of common stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Stock.

         10. No Reissuance of Convertible Stock. No share or shares of Convertible Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Convertible Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

                          B. REDEEMABLE PREFERRED STOCK

         1. Designation. A total of [27,800] shares of the Corporation's Preferred Stock shall be designated as a series known as Redeemable Preferred Stock, par value $.001 per share (the "Redeemable Preferred Stock"). All of the preferential amounts to be paid to the holders of the Redeemable Preferred Stock as provided in this Section B shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any property of the Corporation to, the holders of any other equity securities of the Corporation, whether now or hereafter authorized, other than the Convertible Stock which shall rank equal to the Redeemable Preferred Stock in connection with any event referred to in Section B.4 or B.5.

         2. Voting. Except as set forth herein, the Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the Delaware General Corporation Law.

         3. Dividends. The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive, in preference to the holders of any and all other classes of capital stock of the Corporation, out of any funds legally available therefor, cumulative dividends on the Redeemable Preferred Stock in cash or, at the option of the holders of not less than a Two Thirds Interest of the outstanding shares of Redeemable Preferred Stock, in shares of Common Stock of equivalent value, at the per share rate per annum of six percent (6%) of $1,000.00 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock) subject to proration for partial years on the basis of a 365-day year (a "Redeemable Cumulative Dividend"). Such dividends will commence as of

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



the date of issuance of the Redeemable Preferred Stock, will accumulate and compound annually as of January 1 of each year beginning January 1, 2000 until paid and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Redeemable Cumulative Dividends shall become due and payable with respect to any share of Redeemable Preferred Stock as provided in Section B.4 and Section B.5. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Redeemable Preferred Stock shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. So long as any shares of Redeemable Preferred Stock are outstanding and the Redeemable Cumulative Dividends have not been paid in full:
(a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking junior to the Redeemable Preferred Stock; and (b) except as provided in Section A.8(d) and B.6(d), no shares of capital stock of the Corporation ranking with regard to dividend rights, rights upon a Liquidation Event or an Extraordinary Transaction, or redemption rights junior to the Redeemable Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. All numbers relating to the calculation of dividends pursuant to this Section B.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Redeemable Preferred Stock.

         4. Liquidation. Upon any Liquidation Event, each holder of outstanding shares of Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Redeemable Preferred Stock, an amount in cash equal to the sum of (a) $1,000.00 per share of Redeemable Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock), plus (b) any accumulated but unpaid dividends to which such holder of outstanding shares of Redeemable Preferred Stock is entitled pursuant to Sections B.3 and B.5(d) hereof (the sum of clauses (a) and (b) being referred to herein as the "Redeemable Base Liquidation Amount"), plus (c) any interest accrued pursuant to Section B.5(c) to which such holder of outstanding shares of Redeemable Preferred Stock is entitled, if any (the sum of clauses (a), (b) and (c) being referred to herein as the "Redeemable Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with respect to the Redeemable Liquidation Preference Amount are not paid in full, the holders of the Redeemable Preferred Stock and the holders of the Convertible Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

         5.       Redemption.

                  (a)      Redemption Events.

                           (i) Automatic. Immediately upon and as of, and in all cases subject to, the closing of a QPO, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redeemable Redemption Price specified in Section B.5(b), such amount (except as provided in the following proviso) to be payable in cash; provided, however that, in the event the principal underwriter, if any, for such QPO shall reasonably and in good faith request in writing, or cause the Corporation to so request in writing, that the holders of Redeemable Preferred Stock waive the holders' right to elect to have all of such holders' shares of Redeemable Preferred Stock redeemed for cash pursuant to this Section B.5(a)(i), then any outstanding shares of Redeemable Preferred Stock may be exchanged, without the payment of additional consideration, for any combination of cash and notes of the Company ("Series A Notes") in an aggregate principal amount equal to the Redeemable Redemption Price (as defined below) multiplied by the number of shares so exchanged, which Series A Notes shall (i) mature on the second anniversary of the effective date of such QPO and (ii) bear interest at the rate of the higher of (x) ten percent (10%) per annum or (y) four percent (4%) over the Prime Rate as reported in the Wall Street Journal on the effective date of the QPO, which interest shall accrue daily in arrears and be paid on the last day of each month commencing on the last day of the first month following the consummation of such QPO.

                           (ii) Scheduled. At any one time on or after the sixth anniversary of the date of original issuance of the Redeemable Preferred Stock, upon the election of the holder or holders of a Two Thirds Interest of the outstanding Redeemable Preferred Stock, the Corporation shall redeem all (and not less than all, other than pursuant to Section B.5(c) below) of the outstanding shares of Redeemable Preferred Stock. The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5(a)(i) shall be the per share Redeemable Liquidation Preference Amount (as defined in Section B.4 above) (the "Redeemable Redemption Price"). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Redeemable Preferred Stock not less than fifteen (15) days prior written notice, which notice shall set forth the date for such redemption.

                           (iii) Upon Occurrence of Extraordinary Transactions. Immediately upon and as of, and in all cases subject to, the closing of an Extraordinary Transaction (as defined in Section A.5) unless such Redeemable Preferred Stock is acquired in such Extraordinary Transaction on terms giving effect to the preferential amount to which the Redeemable Preferred Stock would be entitled in connection with a Liquidation Event hereunder and otherwise as agreed to by the holders of not less than a Two Thirds Interest of the outstanding Redeemable Preferred Stock, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the

         Redeemable Redemption Price, such amount (except as provided in Section A.5(b)) to be payable in cash.

                  (b) Purchase Date and Price. Upon the election of the holders of not less than a Two Thirds Interest of the outstanding Redeemable Preferred Stock to cause the Corporation to redeem the Redeemable Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section B.5(a)(ii) or (iii), all holders of Redeemable Preferred Stock shall be deemed to have elected to cause the Redeemable Preferred Stock subject to such election to be so redeemed or to so participate. Any date upon which a redemption or other acquisition shall actually occur in accordance with Section B.5(a) shall be referred to as a "Redeemable Redemption Date." The aggregate Redeemable Redemption Price shall be payable in cash in immediately available funds on the Redeemable Redemption Date. Until the aggregate Redeemable Redemption Price, including any interest thereon, has been paid for all shares of Redeemable Preferred Stock redeemed or purchased as of the applicable Redeemable Redemption
Date: (A) no dividend (other than stock dividends or splits) whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as provided in Sections A.8(d) and B.6(d), no shares of capital stock of the Corporation (other than in accordance with Section A.5 above or this Section B.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. Notwithstanding the foregoing, in connection with a redemption or acquisition of the Redeemable Preferred Stock in an Extraordinary Transaction which is accounted for by the acquiring entity as a pooling of interests, the holders of shares of Redeemable Preferred Stock shall receive, upon election to sell the same if so required for the application of such accounting treatment, and in lieu of cash, the number of shares of common stock of such entity having a value equal to the amount otherwise payable to the holders of Redeemable Preferred Stock in such Extraordinary Transaction pursuant to the preceding sentence and having the same registered status or registration rights as any other shares in such transaction. Any securities or other consideration to be delivered to the holders of the Redeemable Preferred Stock if so elected in connection with a redemption or upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as set forth in Section A.5(b) above.

                  (c) Redemption Prohibited. If, at a Redeemable Redemption Date, the Corporation is prohibited under the Delaware General Corporation Law from redeeming all shares, if any, of Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Delaware General Corporation Law, subject to the last paragraph of Section
B.6. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this
Article IV. The Corporation shall take such commercially reasonable action as shall be necessary and appropriate to review and promptly remove any impediment to its ability to redeem Redeemable Preferred Stock under the circumstances contemplated by this Section B.5(c). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to Section B.5 (except with respect to failures resulting from the provisions of Section A.5(h) in connection with a redemption under Section B.5(a)(iii) hereof), including, without limitation, due to a prohibition of such redemption under the Delaware General Corporation Law, then during the period from the applicable Redeemable Redemption Date through the date on which such shares are redeemed, the applicable Redeemable Base Liquidation Amount of such shares shall bear interest at the rate of the higher of (i) ten percent (10%) per annum or (ii) four percent (4%) over the Prime Rate as reported in the Wall Street Journal on the Redeemable Redemption Date, with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the Maximum Permitted Rate.

                  (d) Dividend After Redeemable Redemption Date. From and after the Redeemable Redemption Date, no shares of Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section B.3 hereof; provided, however, that in the event that shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.5(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.3 and B.5(c) until the date on which such shares are actually redeemed by the Corporation.

                  (e) Surrender of Certificates. Upon receipt of the applicable Redeemable Redemption Price by certified check or wire transfer, each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Redeemable Preferred Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited from redeeming all shares of Redeemable Preferred Stock as provided in Section B.5(c), then, upon the surrender of such certificate(s), the Corporation will deliver to the holder a new certificate for those shares of Redeemable Preferred Stock not so redeemed.

                  (f) Further Restrictions on Redemptions. Notwithstanding anything herein to the contrary, the Redeemable Preferred Stock shall not be redeemed or subject to redemption hereunder unless (i) all obligations of the Corporation under the Credit Agreement and Subordinated Credit Agreement shall have been or are concurrently paid in full, (ii) the Senior Lenders and Subordinated Lenders shall have consented to such redemption, or (iii) such redemption otherwise is permitted under the Credit Agreement and Subordinated Credit Agreement. If the Corporation is prohibited from redeeming the Redeemable Preferred Stock under Section B.5(a)(i) or (ii) pursuant to this Section B.5(f), the holders of Redeemable Preferred Stock shall be entitled to the provisions of Section B.5(c).

         6. Covenants. So long as the holders of Redeemable Preferred Stock continue to hold at least twenty-five percent (25%) of the shares of Redeemable Preferred Stock issued in the original issuance of the Redeemable Preferred Stock, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Redeemable Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than a Two Thirds Interest of the outstanding shares of Redeemable Preferred Stock, voting as a single class, with each share of Redeemable Preferred Stock entitling the holder thereof to one vote per share of Redeemable Preferred Stock held by such holder:

                  (a) amend, alter or repeal any provision of, or add any provision to, Article IV of this Amended and Restated Certificate of Incorporation, or otherwise amend, alter or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's by-laws if such latter action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any of the Redeemable Preferred Stock;

                  (b) reclassify any capital stock;

                  (c) create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over or being on parity with the Redeemable Preferred Stock in any respect;

                  (d) declare or pay any dividends other than stock dividends or dividends on the Redeemable Preferred Stock as provided in Section B.3 or make any distributions of cash, property or securities of the Corporation in respect of its capital stock, or apply any of its assets to the redemption, retirement, purchase or other acquisition of its capital stock, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Convertible Stock or Redeemable Preferred Stock pursuant to and as provided in this Amended and Restated Certificate of Incorporation, (ii) the redemption of up to [INSERT AMOUNT EQUAL TO 5% POOL] shares of Common Stock from employees, officers or Directors of, or consultants, advisors or independent contractors to, the Corporation or any of its subsidiaries pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof and (iii) the exercise of the Right of First Refusal (as defined in the Stockholders Agreement);

                  (e) enter into any transaction involving payments to be made to or by the Corporation for the benefit of any of its shareholders, Directors, officers, key management employees or any person controlling, controlled by, under common control with or otherwise affiliated with, or a member of a family of, any such person (an "Affiliate") on other than on an arm's length basis or on terms and conditions less favorable to the Corporation than could be obtained from unrelated persons, other than fees paid to a Director in his or her capacity as a

Director or a member of a committee of the Board of Directors and compensation authorized by the Compensation Committee of the Board of Directors (and approved by the Board of Directors) to be paid to an Affiliate for services performed by such Affiliate; or

                  (f) effect any Liquidation Event or any Extraordinary Transaction.

         Further, the Corporation shall not, by amendment of this Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Redeemable Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Redeemable Preferred Stock under the circumstances contemplated by Section B.5(c). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Redeemable Preferred Stock, except to the extent the succession causes a Liquidation Event or is an Extraordinary Transaction.

         7. Notices. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section A.4), any Extraordinary Transaction (as defined in Section A.5), any QPO (as defined in Section A.6) or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Redeemable Preferred Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event or Extraordinary Transaction is expected to become effective or a registration statement relating to a QPO is expected to be filed, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

         In the event that the Corporation provides or is required to provide notice to any holder of Convertible Stock and Common Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation (including the provisions of Sections A.5(c) and A.9) and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Redeemable Preferred Stock.

         The holder or holders of not less than a Two-Thirds Interest of the outstanding shares of Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

         8. No Reissuance of Redeemable Preferred Stock. No share or shares of Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

         9. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Redeemable Preferred Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

                                 C. COMMON STOCK

         1. Designation; Ranking. A total of [____] shares of the Corporation's common stock shall be designated as Common Stock, par value $.001 per share (the "Common Stock").

         2.       Voting.

                  (a) Election of Directors. The holders of Common Stock shall be entitled to elect a number of Directors of the Corporation equal to (i) for so long as the holders of Convertible Stock continue to hold at least twenty-five percent (25%) of the shares of Convertible Stock issued in the original issuance of the Convertible Stock, five (5) Directors; and (ii) thereafter, such number of Directors as may be designated by the stockholders or Directors in accordance with the applicable provisions hereof, of the Corporation's by-laws and of applicable law. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation, or by consent in lieu thereof in accordance with this Amended and Restated Certificate of Incorporation and applicable law. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above. If at any time fewer than the number of Directors indicated above have been elected, the Board of Directors shall nonetheless be deemed duly constituted.

                  (b) Other Voting. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders. The holders of the Common Stock shall vote together with the holders of the Convertible Stock as a single class upon any items submitted to a vote of stockholders as long as any shares of Convertible Stock are outstanding, except as otherwise provided herein.

         3. Dividends. Subject to the payment in full of all preferential dividends to which the holders of the Redeemable Preferred Stock are entitled hereunder and to the other provisions hereof, the holders of Common Stock and Convertible Stock shall be entitled to receive dividends out of funds legally available therefor on a pari passu basis as if a single class at such times and in such amounts as the Board of Directors may determine in its sole discretion, as contemplated by Section A.3.

         4. Liquidation. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Stock and Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

         5. Fractional Shares; Uncertificated Shares. The Corporation may issue fractional shares of Convertible Stock and Redeemable Preferred Stock, but may not issue fractional shares of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent or except as provided herein and under applicable law in respect of such fractional shares. Fractional shares may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Shares previously issued (or deemed issued) to such holder.


                                    ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                                   ARTICLE VII

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                                  ARTICLE VIII

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this
Article VIII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         1. Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the Corporation, its stockholders, a third party or otherwise (a "Proceeding"), by reason of the fact that he is or was a Director or officer of the Corporation, or is or was a Director or officer of the Corporation serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense (including, but not limited to, attorneys' fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, including expenses incurred in seeking such indemnification. In addition, the Corporation shall grant such indemnification to each of its Directors and officers with respect to any matter in a Proceeding as to which his liability is limited pursuant to Article VIII of the Certificate of Incorporation of the Corporation. However, such indemnification shall exclude
(i) indemnification with respect to any improper personal benefit which a Director or officer is determined to have received and the expenses of defending against an improper personal benefit claim unless the Director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with this Corporation with respect to their activities prior to said transaction, unless specifically authorized by the Board of Directors or stockholders of this Corporation. Such indemnification shall include prompt payment of expenses incurred by a Director or officer in defending a Proceeding in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under this Article IX, which undertaking shall be an unsecured general obligation of the Director or officer and may be accepted without regard to his ability to make repayment.

         2. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to an advancement of expenses, pursuant to the provisions of this Article IX, to any person who was or is a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         3. Nature of Indemnification Rights. The indemnification rights provided in this Article IX shall be a contract right and shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person. A Director or officer shall be entitled to the benefit of any amendment of the General Corporation Law of the State of Delaware which enlarges indemnification rights hereunder, but any such amendment which adversely affects indemnification rights with respect to prior activities shall not apply to him without his consent unless otherwise required by law. Each person who is or becomes a Director or officer of the Corporation shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article IX.

         4. Amendment. The provisions of this Article IX may be amended as provided herein; however, no amendment or repeal of such provisions which adversely affects the rights of a Director or officer under this Article IX with respect to his acts or omissions prior to such amendment or repeal, shall apply to him without his consent.

                                    ARTICLE X

         The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of _____________, 1999.



                                        PHYSICIANS' SPECIALTY CORP.



                                        By:
                                           ----------------------------------
                                            Name: Ramie A. Tritt, M.D.
                                            Title:  President and Chairman

ATTEST:



-------------------------------
Name:
Title:  Secretary

                                                                     EXHIBIT 1.1

                                     BY-LAWS

                                       of

                              SURVIVING CORPORATION


                                    ARTICLE I

                                  Stockholders

         1. Annual Meeting. The annual meeting of stockholders shall be held each year at the place, date and time determined by the Board of Directors or the President, provided that the date of the meeting is within six months after the end of the fiscal year of the corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation (the "Certificate of Incorporation") or by these By-laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

         2. Special Meetings. Special meetings of stockholders may be called by the President or by the Board of Directors. Special meetings shall be called by the Secretary, or in case of death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least fifty percent in interest of the capital stock entitled to vote at such meeting. The call for the meeting shall state the place, date, hour and purposes of the meeting. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

         3. Notice of Meetings. A written notice stating the place, date and hour of all meetings of stockholders, and in the case of special meetings the purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-Laws or by law) not less than ten nor more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Certificate of Incorporation or under these By-laws is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice is executed before or after the meeting by such stockholder, if communication with such stockholder is unlawful, or if such stockholder attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         4. Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

         5. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy or express directly or by written proxy their consent or dissent to a corporate action taken without a meeting, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

         6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. The corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         7. Stockholder Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II

                                    Directors

         1. Powers. The business of the corporation shall be managed by or under the direction of a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         2. Election and Qualification. Unless otherwise provided in the Certificate of Incorporation or in these By-laws, the number of Directors which shall constitute the whole board shall be determined by vote of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders.

         3. Vacancies; Reduction of Board. A majority of the Directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of Directors. In lieu of filling any vacancy the stockholders or the Board of Directors may reduce the number of Directors.

         4. Enlargement of the Board. The Board of Directors may be enlarged by the stockholders at any meeting or by vote of a majority of the Directors then in office.

         5. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering his written resignation to the corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         6. Removal. To the extent permitted by law, a Director may be removed from office with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of Directors. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

         7. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the President, Chief Executive Officer or two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

         8. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         9. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

         10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

         11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors or the committee, as the case may be, and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors or the committee, as the case may be, for all purposes.

         12. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may establish one or more committees, each committee to consist of one or more Directors, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect.

                                   ARTICLE III

                                    Officers

         1. Enumeration. The officers of the corporation shall consist of a Chairman, a President, a Chief Executive Officer, a Treasurer, a Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

         2. Election. The Chairman, President, Chief Executive Officer, Treasurer and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

         3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these By-laws, each of the officers of the corporation shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign by delivering his written resignation to the corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         7. Chairman of the Board. Unless otherwise provided by the Board of Directors, the Chairman shall preside, when present, at all meetings of the stockholders and the Board of Directors.

         8. President and Vice Presidents. Unless otherwise provided by the Board of Directors, the President shall have general supervision and control of the Corporation's business and affairs, subject to the direction of the Board of Directors. In the absence of the Chairman, the President shall preside, when present, at all meetings of stockholders and the Board of Directors. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders or Board of Directors if the Chairman and President are unable to do so for any reason.

         Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         9. Chief Executive Officer. Unless otherwise provided by the Board of Directors, the Chief Executive Officer shall have general charge of the day-to-day operations of the Corporation, subject to the direction of the Board of Directors. In the absence of the President or in the event of his inability or refusal to act, the Chief Executive Officer shall perform the duties of the President, and when so acting, shall have all the powers and responsibilities of and be subject to all the restrictions upon the President.

         10. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

                  a. Secretary and Assistant Secretaries. The Secretary shall record the proceedings of all meetings of the stockholders and the Board of Directors in books kept for that purpose. In his absence from any such meeting an Assistant Secretary, or if he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

         The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the corporation) and shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

                  b. Other Powers and Duties. Subject to these By-laws, each officer of the corporation shall have in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE IV

                                 Capital Stock

         1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The corporation shall be permitted to issue fractional shares.

         2. Transfers. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require.

         3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         4. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

         If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

                                    ARTICLE V

                                 Indemnification

         The corporation may indemnify any person in accordance with and in the manner provided by its Certificate of Incorporation, to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

                            Miscellaneous Provisions

         1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on December 31 of each year.

         2. Seal. The Board of Directors shall have power to adopt and alter the seal of the corporation.

         3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or Treasurer, or by any other officer of the corporation designated by the Board of Directors, except as the Board of Directors may generally or in particular cases otherwise determine.

         4. Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

         5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the corporation.

         6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the corporation, at the office of its counsel, or at an office of its transfer agent.

         7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

         8. Amendments. These By-laws may be amended or repealed or additional By-laws adopted by the stockholders or by the Board of Directors; provided, that
(a) the Board of Directors may not amend or repeal Article V or this Section 8 of Article VI or any provision of these By-laws which by law, by the Certificate of Incorporation or by these By-laws requires action by the stockholders, (b) any amendment or repeal of these By-laws by the Board of Directors and any By-law adopted by the Board of Directors may be amended or repealed by the stockholders.

Adopted _________ ___, 1999

                                                                 EXHIBIT 8.2(k)

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS

         This Amendment dated as of June 14, 1999 supplements and amends the Executive Employment Agreement dated as of February 11, 1997 (the "Employment Agreement") by and between LAWRENCE P. KRASKA (the "Executive") and PHYSICIANS' SPECIALTY CORP., a Delaware corporation (the "Company").

                                   WITNESSETH

         WHEREAS, the Company and TA MergerCo, Inc., a Delaware corporation ("MergerCo") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo and the Company have requested that the Executive agree, and, in order to induce MergerCo and the Company to enter into the Merger Agreement, the Executive is willing to agree, effective upon the closing of the Merger, to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein, in the Merger Agreement and in the other documents related thereto, the parties hereto agree as follows:

         1. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  2.1 Term. The initial term of Executive's employment under this Agreement (the "Initial Term") shall continue until March 26, 2002. After the Initial Term, Executive's employment under this Agreement shall automatically renew for successive additional one (1) year terms ("Renewal Terms") ( the Initial Term and any Renewal Terms being collectively referred to as the "Term"). The Term shall be subject to termination in accordance with Section 2.2.

         2. Section 2.2(d)(ii) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (ii) The Company shall have the right to terminate the Term and Executive's employment hereunder without cause at any time upon notice to Executive. In such event, Executive shall be entitled to the severance benefit provided in Section 6(b).

         3. Section 2.2(e) of the Employment Agreement is hereby deleted in its entirety, and Section 2.2(f) of the Employment Agreement shall hereby be redesignated
Section 2.2(e).

         4. The first sentence of Section 3.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  Executive shall be paid a base salary (the "Base Salary") from the effective date of the Merger through the remainder of the Term at an initial rate of One Hundred Sixty Thousand Dollars ($160,000) per twelve (12) month period. The Base Salary shall be (a) payable in equal installments on the schedule that the Company may implement from time to time for general payroll purposes, and (b) subject to withholdings and deductions required by applicable law.

         5. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (b) If Company terminates the Term pursuant to Section 2.2(d)(ii) Executive shall be entitled to: (a) all salary and bonus amounts accrued through the Termination Date, and (b) payment, for a period of twelve (12) months following the Termination Date (the "Continuation Period"), of an amount equal to: (i) Executive's base salary as of the Termination Date (with such payments to be made at such times as they would be made if executive's employment continued for an additional year) less (ii) any salary or other amounts that Executive is paid by any other person during that twelve month period (and Executive hereby agrees to take reasonably diligent action to secure employment as soon as practicable after any such termination from Company and to otherwise mitigate his losses resulting from the loss of salary from Company). Notwithstanding the foregoing, in the event the Company terminates the Term pursuant to Section 2.2(d)(ii) within ninety (90) days following a Change of Control (as defined below), the Continuation Period shall be eighteen (18) months instead of twelve (12) months. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued common stock of the Company after the date of the Merger. Executive's rights to any of the compensation or benefits identified in the preceding sentence shall be subject to Executive's compliance in all respects with each of Executive's obligations under this Agreement.

         6. Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

         This Amendment shall be effective only upon the closing of the Merger, and if the Merger Agreement is terminated pursuant to Section 9.1 thereof then this Amendment shall terminate and be of no further force and effect. Except as specifically set forth herein, the Employment Agreement shall not be amended by this Amendment and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above, and such Amendment shall be effective as of the effective date of the Merger.

                                       PHYSICIANS' SPECIALTY CORP.




                                       -----------------------------------
                                       Name:
                                       Title:


                                       EXECUTIVE:



                                       -----------------------------------
                                       Name: Lawrence P. Kraska

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS

         This Amendment dated as of June 14, 1999 supplements and amends the Executive Employment Agreement dated as of November 26, 1996, as amended March 25, 1998 (the "Employment Agreement") by and between GERALD R. BENJAMIN (the "Executive") and PHYSICIANS' SPECIALTY CORP., a Delaware corporation (the "Company").

                                   WITNESSETH

         WHEREAS, the Company and TA MergerCo, Inc., a Delaware corporation ("MergerCo") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo and the Company have requested that the Executive agree, and, in order to induce MergerCo and the Company to enter into the Merger Agreement, the Executive is willing to agree, effective upon the closing of the Merger, to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein, in the Merger Agreement and in the other documents related thereto, the parties hereto agree as follows:

         1. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  2.1 Term. The initial term of Executive's employment under this Agreement (the "Initial Term") shall continue until March 26, 2002. After the Initial Term, Executive's employment under this Agreement shall automatically renew for successive additional one (1) year terms ("Renewal Terms") ( the Initial Term and any Renewal Terms being collectively referred to as the "Term"). The Term shall be subject to termination in accordance with Section 2.2.

         2. Section 2.2(d)(ii) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (ii) The Company shall have the right to terminate the Term and Executive's employment hereunder without cause at any time upon notice to Executive. In such event, Executive shall be entitled to the severance benefit provided in Section 6(b).

         3. Section 2.2(e) of the Employment Agreement is hereby deleted in its entirety, and Section 2.2(f) of the Employment Agreement shall hereby be redesignated
Section 2.2(e).

         4. The first sentence of Section 3.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  Executive shall be paid a base salary (the "Base Salary") from the effective date of the Merger through the remainder of the Term at an initial rate of One Hundred Fifty Thousand Dollars ($150,000) per twelve (12) month period. The Base Salary shall be (a) payable in equal installments on the schedule that the Company may implement from time to time for general payroll purposes, and (b) subject to any withholdings and deductions required by applicable law.

         5. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (b) If Company terminates the Term pursuant to Section 2.2(d)(ii) Executive shall be entitled to: (a) all salary and bonus amounts accrued through the Termination Date, and (b) payment, for a period of twelve (12) months following the Termination Date (the "Continuation Period"), of an amount equal to: (i) Executive's base salary as of the Termination Date (with such payments to be made at such times as they would be made if executive's employment continued for an additional year) less (ii) any salary or other amounts that Executive is paid by any other person during that twelve month period other than salary or amounts paid to Executive by Bock, Benjamin & Co. (and in the event Executive does not increase his work time at Bock, Benjamin & Co., Executive hereby agrees to take reasonably diligent action to secure employment as soon as practicable after any such termination from Company and to otherwise mitigate his losses resulting from the loss of salary from Company). Notwithstanding the foregoing, in the event the Company terminates the Term pursuant to Section 2.2(d)(ii) within ninety (90) days following a Change of Control (as defined below), the Continuation Period shall be eighteen (18) months instead of twelve (12) months. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued common stock of the Company after the date of the Merger. Executive's rights to any of the compensation or benefits identified in the preceding sentence shall be subject to Executive's compliance in all respects with each of Executive's obligations under this Agreement.

         6. Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

         This Amendment shall be effective only upon the closing of the Merger, and if the Merger Agreement is terminated pursuant to Section 9.1 thereof then this Amendment shall terminate and be of no further force and effect. Except as specifically set forth herein, the Employment Agreement shall not be amended by this Amendment and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above, and such Amendment shall be effective as of the effective date of the Merger.

                                            PHYSICIANS' SPECIALTY CORP.




                                            -----------------------------------
                                            Name:
                                            Title:


                                            EXECUTIVE:



                                            -----------------------------------
                                            Name: Gerald R. Benjamin

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENTS

         This Amendment dated as of June 14, 1999 supplements and amends the Executive Employment Agreement dated as of November 26, 1996 (the "Employment Agreement") by and between RICHARD D. BALLARD (the "Executive") and PHYSICIANS' SPECIALTY CORP., a Delaware corporation (the "Company").

                                   WITNESSETH

         WHEREAS, the Company and TA MergerCo, Inc., a Delaware corporation ("MergerCo") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo and the Company have requested that the Executive agree, and, in order to induce MergerCo and the Company to enter into the Merger Agreement, the Executive is willing to agree, effective upon the closing of the Merger, to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein, in the Merger Agreement and in the other documents related thereto, the parties hereto agree as follows:

         1. The second paragraph (the first recital) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  WHEREAS, Company is engaged in the business of providing management and business services to, and acquiring assets of, physician practices specializing in the treatment and management of diseases and disorders of the ear, nose and throat, head and neck ("ENT"), including specialists practicing in the fields of allergy, audiology, oral surgery, plastic surgery and sleep medicine (the "Business");

         2. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  2.1 Term. The initial term of Executive's employment under this Agreement (the "Initial Term") shall continue until March 26, 2002. After the Initial Term, Executive's employment under this Agreement shall automatically renew for successive additional one (1) year terms ("Renewal Terms") ( the Initial Term and any Renewal Terms being collectively referred to as the "Term"). The Term shall be subject to termination in accordance with Section 2.2.

         3. Section 2.2(d)(ii) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (ii) The Company shall have the right to terminate the Term and Executive's employment hereunder without cause at any time upon notice to Executive. In such event, Executive shall be entitled to the severance benefit provided in Section 6(b).

         4. Section 2.2(e) of the Employment Agreement is hereby deleted in its entirety, and Section 2.2(f) of the Employment Agreement shall hereby be redesignated Section 2.2(e).

         5. The first sentence of Section 3.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  Executive shall be paid a base salary (the "Base Salary") from the effective date of the Merger through the remainder of the Term at an initial rate of Two Hundred Thousand Dollars ($200,000) per twelve
         (12) month period. The Base Salary shall be (a) payable in equal installments on the schedule that the Company may implement from time to time for general payroll purposes, and (b) subject to any withholdings and deductions required by applicable law.

         6. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (b) If Company terminates the Term pursuant to Section 2.2(d)(ii) Executive shall be entitled to: (a) all salary and bonus amounts accrued through the Termination Date, and (b) payment, for a period of twelve (12) months following the Termination Date (the "Continuation Period"), of an amount equal to: (i) Executive's base salary as of the Termination Date (with such payments to be made at such times as they would be made if executive's employment continued for an additional year) less (ii) any salary or other amounts that Executive is paid by any other person during that twelve month period (and Executive hereby agrees to take reasonably diligent action to secure employment as soon as practicable after any such termination from Company and to otherwise mitigate his losses resulting from the loss of salary from Company). Notwithstanding the foregoing, in the event the Company terminates the Term pursuant to Section 2.2(d)(ii) within ninety (90) days following a Change of Control (as defined below), the Continuation Period shall be eighteen (18) months instead of twelve (12) months. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued common stock of the Company after the date of the Merger. Executive's rights to any of the compensation or benefits identified in the preceding sentence shall be subject to Executive's compliance in all respects with each of Executive's obligations under this Agreement.

         7. Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

         This Amendment shall be effective only upon the closing of the Merger, and if the

Merger Agreement is terminated pursuant to Section 9.1 thereof then this Amendment shall terminate and be of no further force and effect. Except as specifically set forth herein, the Employment Agreement shall not be amended by this Amendment and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above, and such Amendment shall be effective as of the effective date of the Merger.

                                       PHYSICIANS' SPECIALTY CORP.




                                       -----------------------------------
                                       Name:
                                       Title:


                                       EXECUTIVE:




                                       -----------------------------------
                                       Name: Richard D. Ballard

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment dated as of June 14, 1999 supplements and amends the Amended and Restated Executive Employment Agreement dated as of November 26, 1996 (the "Employment Agreement") by and between RAMIE A. TRITT, M.D. (the "Executive") and PHYSICIANS' SPECIALTY CORP., a Delaware corporation (the "Company").

                                   WITNESSETH

         WHEREAS, the Company and TA MergerCo, Inc., a Delaware corporation ("MergerCo") are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

         WHEREAS, as a condition to the willingness of MergerCo to enter into the Merger Agreement, MergerCo and the Company have requested that the Executive agree, and, in order to induce MergerCo and the Company to enter into the Merger Agreement, the Executive is willing to agree, effective only upon the closing of the Merger, to amend the Employment Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants set forth herein, in the Merger Agreement and in the other documents related thereto, the parties hereto agree as follows:

         1. Section 2.1 of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  2.1 Term. The initial term of Executive's employment under this Agreement (the "Initial Term") shall continue until March 26, 2002. After the Initial Term, Executive's employment under this Agreement shall automatically renew for successive additional one (1) year terms ("Renewal Terms") ( the Initial Term and any Renewal Terms being collectively referred to as the "Term"). The Term shall be subject to termination in accordance with Section 2.2.

         2. Section 2.2(c) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (c) Cause. In addition to any other rights or remedies available to Company at law, in equity or pursuant hereto, Company may, in its sole discretion, terminate Executive's employment for "Cause" (as hereinafter defined) effective immediately upon delivery of written notice to Executive. For purposes of this Agreement, "Cause" shall mean any of:

                           (i) the imposition by any governmental authority of any material restriction or limitation on Executive's ability to perform his services hereunder;

                           (ii) (A) Executive has committed an act of deceit or intentional material misrepresentation with respect to Company or an act constituting fraud; or (B) Executive has embezzled funds or assets from Company or any client or customer of Company;

                           (iii) Executive's breach or default in the
                  performance of any material provision of this Agreement which Executive has not cured or corrected to Company's reasonable satisfaction within thirty (30) days after receiving notice of such breach or default (provided that any breach by Executive of any obligation under Section 5.4 shall be grounds for immediate termination "For Cause" without any notice or right to cure or correct); or

                           (iv) (A) Executive has engaged in willful misconduct or gross negligence; or (B) Executive's conduct is materially detrimental to the reputation, character or standing of Company

; provided, however, that any termination for Cause pursuant to Sections 2.2(c)(iii) or 2.2(c)(iv) shall require prior action by unanimous consent of the Board of Directors (excluding the Executive).

         3. Section 2.2(d)(ii) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                           (ii) The Company shall have the right to terminate
                  the Term and Executive's employment hereunder without cause at any time upon prior action by unanimous consent of the Board of Directors (excluding the Executive) and after notice to Executive. In such event, Executive shall be entitled to the severance benefit provided in Section 6(b).

         4. Section 2.2(e) of the Employment Agreement is hereby deleted in its entirety, and Section 2.2(f) of the Employment Agreement shall hereby be redesignated Section 2.2(e).

         5. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

                  (b) If Company terminates the Term pursuant to Section 2.2(d)(ii) Executive shall be entitled to: (a) all salary and bonus amounts accrued through the Termination Date, and (b) payment, for a period of twelve (12) months following the Termination Date (the "Continuation Period"), of an amount equal to: (i) Executive's base salary as of the Termination Date (with such payments to be made at such times as they would be made if executive's employment continued for an additional year) less (ii) any salary or other amounts that Executive is paid by any other person during that twelve month period other than salary or amounts paid to Executive by NAENT (and in the event Executive does not increase his work time at NAENT, Executive hereby agrees to take reasonably diligent action to secure employment as soon as practicable after any such termination from Company and to otherwise mitigate his losses resulting from the loss of salary from Company). Notwithstanding the foregoing, in the event the Company terminates the Term pursuant to Section 2.2(d)(ii) within ninety (90) days following a Change of Control (as defined below), the Continuation Period shall be eighteen (18) months instead of twelve (12) months. For purposes of this Agreement, "Change of Control" shall mean the acquisition by any single person or entity or related persons or entities of more than fifty percent (50%) of the outstanding and issued common stock of the Company after the date of the Merger. Executive's rights to any of the compensation or benefits identified in the preceding sentence shall be subject to Executive's compliance in all respects with each of Executive's obligations under this Agreement.

         6. Section 6(c) of the Employment Agreement is hereby deleted in its entirety.

         This Amendment shall be effective only upon the closing of the Merger, and if the Merger Agreement is terminated pursuant to Section 9.1 thereof then this Amendment shall terminate and be of no further force and effect. Except as specifically set forth herein, the Employment Agreement shall not be amended by this Amendment and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above, and such Amendment shall be effective as of the effective date of the Merger.

                                          PHYSICIANS' SPECIALTY CORP.




                                          -----------------------------------
                                          Name:
                                          Title:


                                          EXECUTIVE:




                                          -----------------------------------
                                          Name: Ramie A. Tritt, M.D.